SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

MASTERCARD INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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April 24, 2008

Dear Stockholder:

The 2008 Annual Meeting of Stockholders of MasterCard Incorporated will be held on Tuesday, June 3, 2008, at 10:00 a.m. (local time) at the MasterCard Incorporated headquarters, 2000 Purchase Street, Purchase, New York. A notice of the meeting, a proxy card and a proxy statement containing information about the matters to be acted upon are enclosed. You are cordially invited to attend.

All holders of record at the close of business on April 9, 2008 of the Company’s outstanding shares of Class A Common Stock, and all holders as of such date of the Company’s outstanding shares of Class M Common Stock who have their principal operations in our European region, will be entitled to vote at the Annual Meeting, at which stockholders, depending on their class of stock ownership, will be asked to elect three persons to serve as Class A directors, belonging to Class II with a term to expire in 2011; elect members of our European Board of Directors with a term to expire in 2010; ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2008; and to act on any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof. While stockholders may exercise their right to vote their shares in person, we recognize that many stockholders may not be able to attend the Annual Meeting. Accordingly, we have enclosed a proxy card that will enable you to vote your shares at the Annual Meeting even if you are unable or choose not to attend. We request that you promptly sign, date and return the enclosed proxy card in the accompanying postage-paid envelope or authorize the individuals named on your proxy card to vote your interests by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card or voting form.

Thank you for your support of MasterCard.

Very truly yours,

Richard Haythornthwaite	Robert W. Selander
Chairman of the Board	President and Chief Executive Officer

MASTERCARD INCORPORATED

2000 Purchase Street

Purchase, New York 10577

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 3, 2008

To the Stockholders of MasterCard Incorporated:

The 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of MasterCard Incorporated (the “Company”) will be held on Tuesday, June 3, 2008, at 10:00 a.m. (local time) at the MasterCard Incorporated headquarters, 2000 Purchase Street, Purchase, New York, to:

1.	Elect three persons to serve on the Board of Directors as Class A Directors (Class II);

2.	Elect persons to serve on the European Board as European Board Directors;

3.	Ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2008; and

4.	Act on any other business which may properly come before the Annual Meeting or any adjournment or postponement thereof.

The close of business on April 9, 2008 has been fixed as the record date for determining those stockholders entitled to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. A list of eligible stockholders of record as of the close of business on the record date will be available for inspection for any purpose germane to the meeting during normal business hours at the offices of the Company’s Secretary at 2000 Purchase Street, Purchase, New York and at the Annual Meeting by any stockholder or the stockholder’s attorney or agent. Please note that by delivering a proxy to vote at the Annual Meeting, you are also granting a proxy voting in favor of any adjournments of the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card in the accompanying postage-paid envelope or authorize the individuals named on your proxy card to vote your interests by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card. If you attend the meeting, you may vote in person, which will revoke any proxy you have already submitted. You may also revoke your proxy at any time before the meeting by notifying us in writing.

If you attend the Annual Meeting in person, you will be asked to present photo identification and an admission ticket, which is the top half of your proxy card. See “Introduction—Attending the Annual Meeting” in the attached proxy statement for further instructions.

The Company must receive your proxy card by 5:00 p.m. (local time) on June 2, 2008.

A copy of the Company’s 2007 Annual Report, which contains the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, is also enclosed herewith.

By Order of the Board of Directors

NOAH J. HANFT

Corporate Secretary

Purchase, New York

April 24, 2008

Your vote is very important. Please complete, sign, date and promptly return the enclosed proxy card in the envelope provided or authorize the individuals named on your proxy card to vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card.

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MASTERCARD INCORPORATED

2000 Purchase Street

Purchase, New York 10577

April 24, 2008

PROXY STATEMENT

INTRODUCTION

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors of MasterCard Incorporated (the “Company”) for use at the 2008 Annual Meeting of Stockholders of the Company to be held on Tuesday, June 3, 2008 at 10:00 a.m. (local time), or any adjournment or postponement thereof (the “Annual Meeting”). The Company expects to mail this Proxy Statement and the accompanying proxy card on or about April 24, 2008 to: (1) the holders of record of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) and (2) the holders of record of the Company’s Class M Common Stock, par value $0.0001 per share (the “Class M Common Stock”) who have their principal operations in our European region (the holders of Class A Common Stock and the holders of Class M Common Stock who have their principal operations in our European region are collectively referred to as the “Voting Stockholders”), as of the close of business on April 9, 2008 (the “Record Date”).

The Annual Meeting is being held to:

1.	Elect three persons to serve on the Board of Directors as Class A Directors (Class II);

2.	Elect persons to serve on the European Board as European Board Directors;

3.	Ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2008; and

4.	Act on any other business which may properly come before the Annual Meeting or any adjournment or postponement thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 2008

The Proxy Statement, the Company’s 2007 Annual Report and the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 are available at www.edocumentview.com/ma.

The Voting Stock. The Company has three classes of stock outstanding: Class A Common Stock, Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”) and Class M Common Stock. Except as may be required by the General Corporation Law of the State of Delaware, holders of Class B Common Stock have no voting power and are not entitled to vote on the proposals hereby presented to the Voting Stockholders.

The holders of Class A Common Stock (the “Class A Stockholders”) are entitled to one vote per share on all matters on which stockholders generally are entitled to vote. With respect to the election of directors at the Annual Meeting, the Class A Stockholders will vote as a separate class for the election of three Class A directors (the “Class A Directors”), each a member of Class II of the Board of Directors. With respect to the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2008, only Class A Stockholders will be entitled to vote thereon. The Class A Stockholders will not be entitled to vote on the election of European Board Directors (as defined below). As of the Record Date, 86,327,235 shares of Class A Common Stock were outstanding.

Although the Class M Common Stock is generally non-voting, the holders of Class M Common Stock (the “Class M Stockholders”) have the right to elect up to three of our directors (but not more than one-quarter of all directors) (the “Class M Directors”) and approve specified significant corporate actions under our amended and restated certificate of incorporation. With respect to such elections and actions generally, the Class M Stockholders vote as a separate class. Class M Stockholders, collectively, have the right to cast 1,000 votes, with each Class M Stockholder entitled to the number of votes that is equal to the product of 1,000 multiplied by the stockholder’s global proxy calculation for the twelve months ended June 30, 2007. The global proxy calculation is a fraction that is determined annually by a formula based on the relative level of revenues and transaction volume we generated from such stockholder. The sum of the global proxy calculation for all of the Class M Stockholders is one.

With respect to the election of directors to the Company’s European Board of Directors (the “European Board”) at the Annual Meeting, Class M Stockholders with their principal operations in our European region (the “European Class M Stockholders”) will vote as a separate class for the election of sixteen directors (the “European Board Directors”). Any Class M Director who is designated as a director from our European region is automatically a member of the European Board. Accordingly, Silvio Barzi, a current member of the European Board, is the Class M Director representing the Europe region and therefore will automatically continue to be a member of the European Board following the Annual Meeting.

The Class M Stockholders will not be entitled to vote on the election of the three Class A Directors or the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2008. Class M Stockholders who are not European Class M Stockholders will not be entitled to vote on the election of directors to our European Board. As of the Record Date, 1,682 shares of Class M Common Stock were outstanding, of which 525 shares were held by European Class M Stockholders.

Quorum and Voting Requirements. The presence in person or by proxy at the Annual Meeting of the holders of:

•

a majority of the shares of Class A Common Stock outstanding and entitled to vote as of the Record Date on the election of three Class A Directors and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2008 will constitute a quorum of the Class A Common Stock with respect to these proposals; and

•

a majority in voting power of the shares of Class M Common Stock outstanding and held by the European Class M Stockholders and entitled to vote as of the Record Date on the election of European Board Directors will constitute a quorum of the Class M Common Stock held by the European Class M Stockholders with respect to this proposal.

Broker Authority to Vote Under Rules of the New York Stock Exchange (“NYSE”). Class A Stockholders who do not submit voting instructions to their brokers may still have their shares voted by their brokers under the following circumstances:

•

Routine items. The election of Class A Directors and ratification of the appointment of the independent registered public accounting firm are considered routine items. Generally, brokers that do not receive instructions from beneficial owners may vote on these proposals in their discretion.

•

Non-routine items. The approval of any other non-routine proposals may normally only be voted on by brokers who have received specific voting instructions from beneficial owners. A broker non-vote occurs when the broker is unable to vote on a proposal because the proposal is not routine and the beneficial owner does not provide any instructions.

We believe that under the rules of the NYSE, the election of Class A Directors and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2008 are routine proposals on which brokers may vote. Because the Class M Common Stock is not listed on the NYSE, broker authority to vote is not relevant to the election of European Board Directors.

Election of Directors. You may vote “for” or “withhold” with respect to any or all director nominees. Votes that are “withheld” and shares of Class A Common Stock which are not voted by either the beneficial owner thereof or the broker for such beneficial owner will be excluded entirely from the vote and will have no effect on the outcome of the vote.

•

The three nominees for Class A Directors receiving the greatest number of votes cast by Class A Stockholders will be elected to serve as Class A Directors and members of Class II of the Board of Directors of the Company.

•	The sixteen director nominees for European Board Directors receiving the greatest number of votes cast by European Class M Stockholders will be elected to serve on our European Board.

Ratification of the Appointment of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm for 2008. Class A Stockholders may vote “for,” “against” or “abstain” with respect to the adoption of this proposal. The affirmative vote of a majority of the votes cast must be voted “for” this proposal in order for it to be adopted. Abstentions and the failure of either a beneficial owner or the broker thereof to vote shares of Class A Common Stock will have no effect on the outcome of the proposal.

Stockholders Entitled to Vote. Only Class A Stockholders and European Class M Stockholders on the Record Date are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

Voting Procedures. If a Voting Stockholder attends the Annual Meeting in person or sends a representative to the meeting with a signed proxy, that Voting Stockholder may vote or such representative may vote on the Voting Stockholder’s behalf. Voting Stockholders unable to attend the Annual Meeting can ensure that their votes are cast at the meeting by signing and dating the enclosed proxy card and returning it in the envelope provided or by authorizing the individuals named on the proxy card to vote their shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with the proxy card or voting form. When a proxy card is returned properly signed and dated or a Voting Stockholder’s vote is authorized by telephone or Internet, the vote of the Voting Stockholder will be cast in accordance with the instructions on the proxy card or authorized by telephone or Internet. If a Voting Stockholder does not return a signed proxy card, authorize such Voting Stockholder’s vote by telephone or Internet or attend the meeting in person or by representative and vote, no vote will be cast on behalf of that Voting Stockholder. For Class A Stockholders, the enclosed proxy card indicates on its face the number of shares of Class A Common Stock registered in the name of each such holder at the close of business on the Record Date, which number corresponds to the number of votes such Class A Stockholder will be entitled to cast at the meeting on proposals on which Class A Stockholders are entitled to vote. For European Class M Stockholders, the enclosed proxy card indicates on its face the number of votes held by each such holder at the close of business on the Record Date which each European Class M Stockholder will be entitled to cast at the Annual Meeting on the election of European Board Directors. The current global proxy calculation for each holder of Class M Common Stock is on file at the Company’s principal office and will be made available to any stockholder of the Company upon request. See “—The Voting Stock” above for further discussion of the voting power of Class A Common Stock and Class M Common Stock.

Voting Stockholders are urged to mark the box on the proxy card to indicate how their vote is to be cast. If a Voting Stockholder returns a signed proxy card but does not indicate on the proxy card how it wishes to vote on a proposal, the vote represented by the proxy card will be cast “FOR” such proposal.

Pursuant to Section 212(c) of the General Corporation Law of the State of Delaware, Voting Stockholders may validly grant proxies over the Internet. Your Internet vote authorizes the named proxies on the proxy card to vote your shares in the same manner as if you had returned your proxy card. In order to vote over the Internet, follow the instructions provided on your proxy card or voting form.

Any Voting Stockholder who executes and returns a proxy card or authorizes its vote by telephone or by Internet may revoke the proxy before it is voted by:

•	notifying in writing Noah J. Hanft, Corporate Secretary of MasterCard Incorporated, at 2000 Purchase Street, Purchase, New York 10577;

•	executing and returning a subsequent proxy;

•

subsequently authorizing the individuals named on its proxy card to vote its interests by calling the toll-free telephone number or by using the Internet as described in the instructions included with its proxy card; or

•	appearing in person or by representative with a signed proxy and voting at the Annual Meeting.

Attendance in person or by representative at the Annual Meeting will not in and of itself constitute revocation of a proxy. If you plan to vote your shares in person at the Annual Meeting, see the requirements set forth in “—Attending the Annual Meeting” below.

Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted as follows:

FOR the election of the three nominees named in this Proxy Statement to serve as Class A Directors (Class II) on our Board of Directors;

FOR the election of the nominees named in this Proxy Statement to serve as European Board Directors on our European Board; and

FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2008.

In the event a Voting Stockholder specifies a different choice on the proxy, that Voting Stockholder’s shares will be voted in accordance with the specification so made.

The Company’s 2007 Annual Report (the “Annual Report”), which includes the Company’s Form 10-K for the year ended December 31, 2007 (the “Form 10-K”), as filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 21, 2008, is enclosed herewith. Copies of the Form 10-K are also available through the Company’s website at http://www.mastercard.com.

A copy of the Company’s Annual Report will be furnished to you upon a request in writing to the Corporate Secretary of the Company at the address set forth below under “—Solicitation of Proxies.”

Solicitation of Proxies. The Company will bear the costs of solicitation of proxies, including the cost of preparing, printing and mailing this Proxy Statement. In addition to the solicitation of proxies by use of the mail, proxies may be solicited from Voting Stockholders by directors, officers, employees and agents of the Company in person or by telephone, facsimile or other appropriate means of communication. The Company has engaged Georgeson Inc. to solicit proxies on behalf of the Company. The anticipated cost of Georgeson Inc.’s services is estimated to be approximately $40,000.00 plus reimbursement of reasonable out-of-pocket expenses. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid to directors, officers and employees of the Company in connection with the solicitation. Any questions or requests for assistance regarding this Proxy Statement and related proxy materials may be directed to:

MasterCard Incorporated

Office of the Corporate Secretary

2000 Purchase Street

Purchase, New York 10577

Attention: Noah J. Hanft

Telephone: (914) 249-2000

Facsimile: (914) 249-4262

or

Georgeson Inc.

199 Water Street

26th Floor

New York, New York 10038

Telephone: (866) 541-3547

Householding. The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits the Company to realize significant cost savings and reduces the amount of duplicate information stockholders receive. In accordance with notices sent to stockholders sharing a single address, the Company is sending only one Annual Report and Proxy Statement to that address unless the Company has received contrary instructions from a stockholder at that address. Any stockholders who object to or wish to begin householding may notify the Corporate Secretary of the Company orally or in writing at the telephone number or address, as applicable, set forth above. The Company will send an individual copy of the Annual Report and Proxy Statement to any stockholder who revokes its consent to householding within 30 days of the Company’s receipt of such revocation.

Attending the Annual Meeting. If you are a holder of record and plan to attend the Annual Meeting, please indicate this when you vote. The top half of the proxy card is your admission ticket. When you arrive at the meeting, you will be asked to present photo identification, such as a driver’s license. If you hold your shares in “street name,” typically through a brokerage account, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. If you want to vote your shares held in street name in person at the meeting, you must get a written proxy in your name from the broker, bank or other nominee that holds your shares.

ELECTION OF DIRECTORS

The Company’s Board of Directors. The Company’s Board of Directors currently consists of twelve members. The certificate of incorporation and the by-laws of the Company provide that up to three directors, but not more than one-quarter of all directors, are elected by the Class M Stockholders, voting separately as a class. The remaining members of the Board of Directors, including the Company’s Chief Executive Officer, if nominated, are elected by the holders of Class A Common Stock, voting separately as a class.

At the Annual Meeting, three Class A Directors and no Class M Directors are to be elected to the Company’s Board of Directors. The three Class A Directors will each serve until the expiration of his term as set forth below or until his successor is elected and qualified. The directors elected to the Company’s Board of Directors will automatically be appointed as members of the board of directors of our operating subsidiary, MasterCard International Incorporated (“MasterCard International”).

Pursuant to the certificate of incorporation and the by-laws of the Company, the Board of Directors is divided into three classes (Class I, Class II and Class III), with each class serving for a staggered, three-year term. In addition, the certificate of incorporation provides that no more than one Class M Director may be allocated to a single class. Upon expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. Accordingly, those directors who are nominated for re-election at the Annual Meeting belong to Class II and are expected to serve until the expiration of their terms at the Company’s annual meeting of stockholders in 2011. The other members of the Company’s Board of Directors belong to either Class I or Class III, as indicated in the table below, and will continue to serve on the Company’s Board of Directors until the expiration of their terms in 2010 and 2009, respectively, or until their successor is elected and qualified.

The Company’s European Board. The European Board currently consists of fifteen members. The certificate of incorporation and the by-laws of the Company provide that specified aspects of the Company’s operations in Europe are managed by or under the direction of the European Board, which is comprised of directors elected by the European Class M Stockholders. In particular, our certificate of incorporation provides that the following specified aspects of the Company’s operations in Europe will be managed by or under the direction of the European Board: (1) review of applications for membership (subject to guidelines established by the Board of Directors from time to time); (2) fines (subject to guidelines established by the Board of Directors from time to time); (3) intraregional operating rules (subject to guidelines established by the Board of Directors from time to time); (4) assessments and fees to the extent that such assessments and fees do not have an exclusionary effect (subject to guidelines established by the Board of Directors from time to time); (5) intraregional product and enhancement development to the extent that the development initiatives do not relate to competitively sensitive matters; (6) annual expense budget; (7) surplus funds; and (8) affinity and co-branding rules.

Our certificate of incorporation also provides, however, that the Board of Directors, acting with at least a 75% majority, may withdraw the authority granted to the European Board in its entirety and may terminate the existence of the European Board if the European Class M Stockholders approve such withdrawal and termination by a majority of votes cast. In addition, the Board of Directors, acting with at least a 75% majority, may permanently withdraw from the European Board any specific authority granted to the European Board. The Board of Directors, acting with at least a two-thirds majority, may also override any decision or otherwise temporarily assume any authority granted to the European Board. Finally, the Board of Directors, acting with a simple majority, may override any decision or otherwise temporarily assume any authority granted to the European Board if, in the Board of Directors’ sole judgment and discretion, any action or failure to take action by the European Board: (1) could subject the Company to risk of legal or regulatory liability, (2) would be contrary to the Company’s global strategy, (3) would be reasonably likely to have an effect outside Europe or on U.S. commerce or (4) relates to any matter outside of the authority granted to the European Board.

Each European Board Director that is elected by the European Class M Stockholders serves for a two-year term. Any Class M Director who is designated as a director from our Europe region automatically becomes a member of the European Board until such Class M Director resigns or is removed from our Board of Directors. As provided in our certificate of incorporation and by-laws, the number of members of the European Board will be automatically adjusted to include such Class M Director if the number of members of the European Board would otherwise exceed the number fixed by the European Board.

At the 2008 Annual Meeting, sixteen directors are to be elected to the European Board, each to serve until the Company’s annual meeting of stockholders in 2010 or until his or her successor is elected and qualified. Mr. Barzi, a current member of the European Board, is the Class M Director representing the Europe region and therefore will automatically continue to be a member of the European Board following the Annual Meeting.

PROPOSAL 1

ELECTION OF CLASS A DIRECTORS

Nominees for Election as Class A Director

Each of the following nominees for election to the Board of Directors as a Class A Director (Class II) has been approved by the Board of Directors: Bernard S.Y. Fung, Marc Olivié and Mark Schwartz. Messrs. Fung, Olivié and Schwartz were each elected to the Board of Directors at the 2006 Annual Meeting of Stockholders. Biographical information for each of the nominees for election as Class A Directors is provided below.

Bernard S.Y. Fung, age 54, is Chairman and Chief Executive Officer, Aon Asia Pacific Region, a subsidiary operation of the Chicago-based Aon Corporation. Mr. Fung was named Chief Executive Officer of Aon Asia Limited in 1997, Chairman and Chief Executive Officer, Asia, in 2000, and Chairman and Chief Executive Officer, Asia Pacific region in 2004. He joined Aon from Inchcape/Bain Hogg where he was CEO when it was acquired by Aon in 1997. Prior to Aon, he worked for Alexander & Alexander Group in several senior management positions in both Toronto, Canada and New York. He began his career as an audit manager and chartered accountant with KPMG International.

Marc Olivié, age 54, is the Chief Executive Officer of MRO Management BVBA. From April 2005 to June 2007, Mr. Olivié was President and Chief Executive Officer of the Agfa-Gevaert Group. During that time, he also served as the Executive Director of the board of directors and Chairman of the Executive Committee of Agfa-Gevaert N.V. From 2004 to April 2005, Mr. Olivié was Executive Vice President of the Agfa-Gevaert Group. From 2001 to 2004, Mr. Olivié was Senior Vice President and President, Global Bath and Kitchen Products for American Standard Companies Inc. Prior thereto, Mr. Olivié was President and Chief Executive Officer of Armstrong Floor Products for Armstrong Holdings, Inc. from 2000 to 2001 and of Armstrong Building Products for Armstrong Holdings, Inc. from 1996 to 2000.

Mark Schwartz, age 53, is Chairman of MissionPoint Capital Partners LLC, and co-founder of New Silk Route Partners LLC. From late 2002 until early 2005, he served as a senior advisor to George Soros and then as President and Chief Executive Officer of Soros Fund Management LLC. From 1979 to 2001, Mr. Schwartz served in various positions at The Goldman Sachs Group, Inc., including as Chairman, Goldman Sachs Asia, from 1999-2001, Member, Management Committee, from 1998 to 2001, and President, Goldman Sachs Japan, from 1997-2001. Mr. Schwartz was a partner of The Goldman Sachs Group, Inc. from 1988 until he retired in 2001. Mr. Schwartz is a director of Harbor Point Limited, a private reinsurance company based in Bermuda. He is also a Trustee and member of the Executive Committee of New York Presbyterian Hospital, a member of the Executive Committee of Children’s Hospital of New York Presbyterian, the Vice-Chairman of Northern Westchester Hospital, and a Director of the President’s Council at Massachusetts General Hospital.

Except as stated in the following sentence, the persons specified on the enclosed proxy card intend to vote for the nominees listed above, each of whom has consented to being named in this Proxy Statement and to serving if elected. In the event that any nominee would be unable to serve, the persons designated as proxies reserve full discretion to vote for another person.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CLASS A STOCKHOLDERS VOTE “FOR” ALL NOMINEES TO SERVE AS CLASS A DIRECTORS (CLASS II).

Continuing Class A Directors

The following Class A Directors have terms which do not expire at the Annual Meeting and are expected to serve on the Board of Directors until the expiration of their term at the annual meeting of stockholders for the year indicated below:

Name	Term Expiring in:
Nancy J. Karch	2010 (Class I)
José Octavio Reyes Lagunes	2010 (Class I)
Edward Suning Tian	2010 (Class I)
Richard Haythornthwaite	2009 (Class III)
David R. Carlucci	2009 (Class III)
Robert W. Selander	2009 (Class III)

Biographical information for each of these continuing directors is provided below.

Richard Haythornthwaite, age 51, is Chairman of the Company’s Board of Directors and is a Partner of Star Capital Partners Limited, a position that he has held since 2006. From 2001 to 2005, Mr. Haythornthwaite served as Chief Executive Officer and Director for Invensys plc and from 1997 to 2001 he served as Chief Executive, Europe and Asia and then as Group Chief Executive for Blue Circle Industries plc (acquired by Lafarge SA in 2001). His prior positions include serving as a Director of Premier Oil plc, President of BP Venezuela, and General Manager, Magnus Oilfield, BP Exploration. Mr. Haythornthwaite is also Chairman of the Risk and Regulation Advisory Council, a director of Land Securities Group PLC and Chairman of Southbank Centre Board.

David R. Carlucci, age 53, is the Chairman, President and Chief Executive Officer of IMS Health Inc. Mr. Carlucci was appointed Chief Executive Officer and President of IMS Health Incorporated in January 2005 and had been President and Chief Operating Officer of IMS Health Incorporated since October 2002. Mr. Carlucci was appointed to serve as Chairman of IMS Health Incorporated’s board of directors effective April 1, 2006. From January 2000 until January 2002, before joining IMS, Mr. Carlucci was General Manager of IBM Americas, which comprises all of IBM’s sales and distribution operations in the U.S., Canada and Latin America. Prior to that, Mr. Carlucci held roles of increasing responsibility at IBM, including General Manager of IBM’s S/390 Division from January 1998 to January 2000; Chief Information Officer from February 1997 to January 1998; General Manager, IBM Printing Systems Company from July 1995 to January 1997; Vice President, Systems, Industries and Services, Asia Pacific from January 1993 to July 1995; and Vice President, marketing and channel management, IBM Personal Computer Company—North America from February 1990 to December 1992.

Nancy J. Karch, age 60, is Director Emeritus of the consulting firm, McKinsey & Company, where she served as a senior partner from 1988 until 2000, and served in other capacities there beginning in 1974. She serves as a director and audit committee chair for, and member of the nominating and corporate governance committee of, Liz Claiborne Inc., an apparel company, a director and member of the compensation committee and the nominating and corporate governance committee for Genworth Financial, Inc., a life insurance and financial services company, and a director, member of the audit committee and chair of the nominating and corporate governance committee for The Corporate Executive Board Company, a business research firm. She is also a Trustee of The Westchester Land Trust and Northern Westchester Hospital, both not-for-profit organizations.

José Octavio Reyes Lagunes, age 55, is President, Latin America Group at The Coca-Cola Company, a position he has held since December 2002. Mr. Reyes began his career at The Coca-Cola Company in 1980 at Coca-Cola de Mexico as Manager of Strategic Planning. In 1987, he was appointed Manager of the Sprite and

Diet Coke brands at corporate headquarters in Atlanta. In 1990, he was appointed Marketing Director for Brazil, and he later became Vice President of Marketing and Operations for Coca-Cola de Mexico. Mr. Reyes became President for Coca-Cola de Mexico in 1996. In September 2002, Mr. Reyes was named President of the North Latin America Division at Coca-Cola, comprising Mexico, Venezuela, Colombia, Central America and the Carribean. Prior to joining Coca-Cola, Mr. Reyes spent five years with Grupo IRSA, a Monsanto Company joint venture. He is a member of the Advisory Board of the NFL—Mexico and is a Director of the Papalote Museo de Niño and a member of the advisory board of Casa de la Amistad, both not-for-profit organizations.

Robert W. Selander, age 57, is President and Chief Executive Officer of MasterCard Incorporated and MasterCard International. Mr. Selander has served on the Board of Directors since June 2002 and the MasterCard International board of directors since 1997. Mr. Selander also serves on the Company’s Executive Committee. Prior to his election as President and Chief Executive Officer of MasterCard International in April 1997, Mr. Selander was an Executive Vice President and President of the MasterCard International Europe, Middle East/Africa and Canada regions. Before joining MasterCard in 1994, Mr. Selander spent two decades with Citicorp/Citibank, N.A. He currently serves as a director and a member of the Audit, Nominating and Corporate Governance and Executive committees of The Hartford Financial Services Group, Inc. and will continue to so serve until his term expires at the 2008 annual meeting of stockholders.

Edward Suning Tian, age 44, is the founder and Chairman of China Broadband Capital Partners, L.P. (“CBC Capital”). Prior to founding CBC Capital, Mr. Tian was the Vice Chairman and Chief Executive Officer of China Netcom Group Corporation (Hong Kong) Limited from November 2004 to May 2006. Mr. Tian also served as Vice President, China Network Communications Corporation Ltd., parent company of China Netcom Group Corporation (Hong Kong) Limited during that period. From 1999 to 2002, Mr. Tian served as Chief Executive Officer of China Netcom Corporation Ltd. Mr. Tian was the co-founder and Chief Executive Officer of AsiaInfo Holdings, Inc. from 1993 to 1999. Mr. Tian was the Vice Chairman of the board of directors of PCCW Limited from 2005 to 2007. He is a Member of the International Business Council of the World Economic Forum, the Harvard Business School Asia Advisory Committee, and the Asia Business Council and the Asia Pacific Council of the Nature Conservancy. In addition, Mr. Tian has been a member of the board of directors of AsiaInfo Holdings, Inc. since 1993 and has been serving as non-executive director of Lenovo Group Limited since August 2007. Mr. Tian also serves as Senior Advisor to Kohlberg Kravis Roberts & Co., a private equity firm.

Continuing Class M Directors

The two Class M Directors who are expected to serve on the Board of Directors until the expiration of the terms of their classes in 2010 and 2009, respectively, are Silvio Barzi (Class I) and Steven J. Freiberg (Class III). Tan Teong Hean, a Class M Director belonging to Class II, will not stand for re-election at the Annual Meeting and will retire from the Board of Directors at the end of his term on June 3, 2008. Biographical information for Messrs. Barzi and Freiberg is included below.

Silvio Barzi, age 60, is the Executive Vice President of UniCredit Group, Head of New Markets, and founder and Chairman of UniCredit Consumer Finance, a bank specializing in credit cards and consumer credit. Mr. Barzi previously served on the MasterCard Board of Directors from April 2003 until May 2006 and again from June 2007 until January 2008 as a non-voting observer to the Board of Directors. He has also served as a member of the MasterCard Europe Region Board from 2001 until May 2006, and has been a member of the MasterCard European Board since the Company’s initial public offering of its Class A Common Stock in May 2006 (the “IPO”). Mr. Barzi has served as Chairman of the MasterCard European Board since June 2007. Prior to joining UniCredit Group in 2000, Mr. Barzi was a Vice President at Booz Allen & Hamilton. From 1995 until 1998, he worked for the Credit Suisse-Winterthur Group, where as Chief Operating Officer he was responsible for the merger and integration of six Italian-based insurance companies. From 1981 to 1995, Mr. Barzi was a partner in the Italian office and a leader within the European Financial Institutions and Information Technology practices of McKinsey & Company. In addition to the MasterCard European Board, Mr. Barzi also currently serves as a director at SinSys and Credit RAS and is on the Board of Trustees of Collegio di Milano.

Steven J. Freiberg, age 51, is Chief Executive Officer of Global Cards for Citigroup. Mr. Freiberg joined the former U.S. region board of MasterCard in January 2001 and served as Chairman of the Company’s U.S. region board from 2004 until May 2006. Mr. Freiberg was appointed to the Board of Directors of the Company in September 2006. From 2005 until March 2008, Mr. Freiberg served as Chairman and Chief Executive Officer of Citigroup’s Global Consumer Group N.A. and Co-Chair of the Global Consumer Group. Prior to his appointment as Co-Chairman of the Global Consumer Group in 2005, Mr. Freiberg served as Chairman and Chief Executive Officer of Citi Cards from 2001 until 2005. Prior to that, Mr. Freiberg held positions of increasing seniority with Citigroup’s predecessor companies and affiliates since joining Citigroup’s Card Products Division in 1980. He is a member of Citigroup’s Operating and Management Committees. Additionally, he serves or has served on the board of directors of several of Citigroup’s affiliates, including Citibank N.A., Citicorp Credit Services Inc., Citicorp Investment Services, Citicorp Insurance Group, Citibank Trust N.A., Citibank FSB and the Citigroup Foundation. Mr. Freiberg also serves on the boards of directors of Direct Marketing Association and Upromise and he Co-Chairs Habitat for Humanities’ NY City Council.

PROPOSAL 2

ELECTION OF EUROPEAN BOARD DIRECTORS

Our certificate of incorporation provides that the members of the European Board are nominated by the Nominating and Corporate Governance Committee of the Board of Directors of the Company (the “Nominating Committee”) and are elected by the European Class M Stockholders at the Annual Meeting of Stockholders. The Class M Director representing the Europe region is also a member of the European Board automatically. Mr. Barzi, a current member of the European Board, is the Class M Director representing the Europe region and therefore will automatically continue to be a member of the European Board following the Annual Meeting. The nominees for election to the European Board are: Silvio Barzi, Mark Buitenhek, Jean-Marie Carli, Iain Clink, Brendan Cook, Sandor Csanyi, Carlo Enrico, Bernd Fieseler, Michel Lucas, Agustin Marquez Dorsch, Tito Nocentini, Javier Perez, Robert Selander, Mehmet Sezgin, Ramon Tellaeche and Synnöve Trygg.

Each European Board Director will be elected for a two-year term, expiring in 2010. Biographical information for each of the nominees for election as European Board Directors is provided below. Biographical information for Messrs. Selander and Barzi is provided under “Proposal 1—Election of Class A Directors.”

Mark Buitenhek, age 41, is General Manager Retail Payments Europe, ING Group, a position he has held since January 2007. Mr. Buitenhek joined ING Bank Netherlands in March 1992 and held positions as Branch Manager, Manager Electronic Banking, Manager Product Management Payments and Manager Operations International Payments. He was SVP Product Management Payments Savings & Commercial Loans at Postbank from 2002 until 2004 and SVP Product Management Payments at ING Retail Netherlands from 2004 until December 2006. Mr. Buitenhek has been a member of the MasterCard European Board since February 2007.

Jean-Marie Carli, age 53, is Head of Business Payment line, Crédit Agricole Group, a position he has held since 2007. Mr. Carli joined Crédit Agricole in 1999 as Chief Executive Officer of Attica GIE, a position he held until 2005. From 2005 until 2007, Mr. Carli was Chief Executive Officer of Crédit Agricole—Synergie GIE. From 1995 until 1999, Mr. Carli was Chief Executive Officer of Payment Services Division at Atos Origin S.A.

Iain Clink, age 49, is Director Chairman’s Office, Regional Markets at Royal Bank of Scotland (“RBS”), a position to which he was appointed in March 2008, with responsibility for International Strategy, Card Schemes Relationships, Tesco Personal Finance, Group Innovation and cards partnership activities with Bank of China. Mr. Clink joined Coopers & Lybrand working in their Leicester, New Jersey and Edinburgh offices, finally as Senior Audit Manager, and he moved to RBS in 1989, initially in Group Finance and then as Chief Accountant in the Retail Bank. He was Managing Director from 1996 to 1999 and Director, Credit Cards for RBS from 1998. He was Chief Executive of Tesco Personal Finance from March 1999 to February 2004 and remains a member of the Tesco Personal Finance Board. From February 2004 to February 2008, Mr. Clink was Chief Executive, Cards & Direct Finance with responsibility for UK credit card issuing, direct loans businesses and global card payment acquiring for the Royal Bank of Scotland Group. Mr. Clink has been a member of the MasterCard European Board since October 2007.

Brendan Alistair Cook, age 45, is Chief Executive Office of M&S Money, UK, a position he has held since November 2004. From February 2006 until 2007, Mr. Cook was Head of Card Services for HSBC Plc. Prior to assuming his current position, Mr. Cook was Managing Director, Group Cards / HBIO-USA from November 2003 until November 2004. From July 1999 until November 2003, Mr. Cook was Head of Group Cards, HGHQ and Head of Card Services, HSBC Bank-UK. Mr. Cook was a member of the MasterCard Europe Region Board from February 2002 until October 2003 and has been a member of the MasterCard European Board since July 2006.

Dr. Sandor Csanyi, age 55, is the Chairman and Chief Executive Officer of OTP Bank Plc. He has held this position since May 1992. He has been Director on the Board of MOL Plc (a Hungarian oil and gas company)

since October 2000, where he was elected the Vice Chairman in 2001. Mr. Csanyi was a member of the MasterCard Europe Region Board from 1998 until May 2006, and has been a member of the MasterCard European Board since the Company’s IPO in May 2006.

Carlo Enrico, age 35, is Head of the BancoPosta Business Unit at Poste Italiane S.p.A. in Rome, a position he has held since 2007. He started his career in 1997 with Merrill Lynch in London as a Private Banking Analyst. From 1997 until 2002, Mr. Enrico was Bank Team Equity Analyst at Goldman Sachs in London. From 2002 until 2005, he was Head of Client Product Management at Capitalia in Rome and from 2005 until 2007 he was Managing Director at Banco di Sicilia (Gruppo Capitalia) in Palermo. Mr. Enrico joined the MasterCard European Board in March 2008.

Bernd M. Fieseler, age 48, is Managing Director and a Member of the Executive Board of Deutscher Sparkassen- und Giroverband where he is responsible for operational strategy, payment strategy and risk management. Mr. Fieseler served as a member of the Company’s Board of Directors from March 2004 until May 2006, was a member of the MasterCard Europe Region Board from December 2001 until May 2006 and has been a member of the MasterCard European Board since the Company’s IPO in May 2006. Before joining Deutscher Sparkassen- und Giroverband, he served as Director for Information and Operations for CC-Bank and was a member of the Executive Board of CC-Holding from 1997 until 2001. From 1995 to 1997, Mr. Fieseler was Director and Head of Organization of BHF-Bank. From 1987 to 1995, he was consultant/manager at McKinsey&Company. Mr. Fieseler also serves on the Board of Directors of several payment related companies, including EURO Kartensysteme GmbH.

Michel Lucas, age 69, is Directeur Général of Banque Fédérative du Crédit Mutuel, Chairman and Chief Executive Officer of Credit Industriel et Commercial and Vice Chairman of Europay France S.A. Mr. Lucas served on the Company’s Board of Directors from March 2004 until May 2006, was a member of the MasterCard Europe Region Board from September 1992 until May 2006 and served as Vice Chairman of the MasterCard Europe Region Board from February 2002 until May 2006. Mr. Lucas has been a member of the MasterCard European Board since the Company’s IPO in May 2006. Mr. Lucas joined Confédération Nationale du Crédit Mutuel in 1971 and has held various positions since that time in political, technical and development areas. He is also a General Manager of Caisse Centrale du Crédit Mutuel and Groupe de Crédit Mutuel Centre Est Europe, and Chairman and General Manager of the Assurances du Crédit Mutuel. Mr. Lucas is a board member of Banque Transatlantique, Safran, Alliance Française, Banque de Tunisie, Banque Marocaine du Commerce Extérieur, Banque de Luxembourg, Caisses Desjardins, Astrée and RMA-Watanya.

Agustín Márquez Dorsch, age 48, is Chief Executive Officer of MasterCajas, S.A, a position he has held since 1999. Mr. Márquez also is Chief Executive Officer of Euro 6000, a position he has held since 2007. From 1982 until 1990, Mr. Márquez worked for Banco Bilbao, in charge of several responsibilities in computer systems. Mr. Márquez was Chief Executive of the Spanish Central Depository of Securities (SCLV) from 1990 until 1995. He joined the Savings Bank Spanish Confederation (CECA) in 1995, and is currently General Manager Deputy in charge of technology and is responsible for payment systems, electronic banking and several other outsourcing activities. Mr. Marquez served as chairman of the ECBS Executive Committee from 1998 to 2001, where he was a member on behalf of the European Savings Banks Association. He was a member of the MasterCard Europe Region Board from October 2001 until May 2006, and has been a member of the MasterCard European Board since the Company’s IPO in May 2006.

Tito Nocentini, age 37, is Head of Retail Banking, Banca dei Territori Division at Intesa Sanpaolo S.p.A., a position he has held since November 2007. Prior to this position, Mr. Nocentini was Head of Retail Banking at Banca di Roma S.p.A from May 2004 until October 2007. From July 2003 until April 2004, he was Head of Personal Banking – Marketing Division at UniCredit Banca S.p.A. Mr. Nocentini was Chief of Staff at TradingLab Banca S.p.A. from May 2001 until June 2003, supporting the Chief Executive Officer in managing strategic projects. From September 1996 until April 2001, he was a consultant at Te.ma Consultants S.r.l.

Javier Perez, age 54, is President of MasterCard Europe and a member of the Company’s Management Council. Prior to assuming his current position in March 2006, Mr. Perez held the position of President of the Latin America and Caribbean Region of MasterCard International, which he assumed in April 2004. Prior to that, he was General Manager of the Customer Group of MasterCard Europe. Before joining MasterCard International in 1996, Mr. Perez held several top-level positions at Banco Bilbao de Vizcaya Argentaria (BBVA). In addition, Mr. Perez held positions at Banca Catalana, Banco Directo and Visa International. He was a member of the MasterCard Europe Region Board from March 2006 until May 2006, and has been a member of the MasterCard European Board since the Company’s IPO in May 2006.

Mehmet Sezgin, age 46, is Chief Executive Officer and founder of Garanti Payment Systems, a wholly-owned card subsidiary of Garanti Bank, Istanbul, Turkey. Prior to this position, he was the General Manager of the Euroasia Region of MasterCard Europe from 1993 until 1999. Prior to that, Mr. Sezgin worked for several banks in different capacities and as a business consultant at Price Waterhouse. Mr. Sezgin was a member of the MasterCard Europe Region Board from September 2004 until May 2006, and has been a member of the MasterCard European Board since the Company’s IPO in May2006.

Ramon Tellaeche, age 49, is Head of the Global Cards’ Division of Grupo Santander in Spain, a position he has held since June 2006. This division comprises Santander’s credit and debit cards business in Europe and Latin America. He joined Grupo Santander in 2000, when Grupo Santender acquired Banca Serfin, the Mexican bank where he was Head of Marketing and Products. At Banca Serfin, Mr. Tellaeche undertook different responsibilities over time, including Head of Strategic Planning, Private Banking and Mortgages. Since April 2003, Mr. Tellaeche has been leading Grupo Santander’s project to integrate all of its card businesses, which resulted in the creation of the Global Card’s Division in June 2006. He has been a member of the MasterCard European Board since July 2006.

Synnöve Trygg, age 48, is President of SEB Kort AB, a position which she has held since 1993. Ms. Trygg was a member of the MasterCard Europe Region Board from 1998 until May 2006, and has served on the MasterCard European Board since the Company’s IPO in May 2006. She is also a member of the management team of SEB Retail & Private Banking. Ms. Trygg has been Chairman of Europay Sweden since 1998. She is also a board member of the Pan Nordic Card Association.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT EUROPEAN CLASS M STOCKHOLDERS VOTE “FOR” ALL NOMINEES TO SERVE AS EUROPEAN BOARD DIRECTORS.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Qualifications of Directors. Our certificate of incorporation and by-laws, as well as our Corporate Governance Guidelines, provide for the following qualifications for service as a member of the Company’s Board of Directors:

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except for the up to three directors (but no more than one-quarter of all directors) that are elected by the Class M Stockholders, no director shall be a person who is or has been during the prior three years a director, officer, employee or agent of, or otherwise be affiliated with: (1) a member or former member of MasterCard International (a “Member”), or (2) an operator, member, or licensee of any competing general purpose payment card system (a “Similar Person”), or otherwise have any business relationship with a Member or Similar Person that is material to such person;

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no director shall be a trustee, officer, employee or agent of, or represent or otherwise be affiliated with The MasterCard Foundation, a private charitable foundation incorporated in Canada, or have been a director, officer, employee or agent of, or represented, or otherwise been affiliated with The MasterCard Foundation during the prior three years or otherwise have a business relationship with The MasterCard Foundation that is material to such director; and

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no director shall be a director, regional board director, officer, employee or agent of, or represent: (1) an entity that owns and/or operates a payment card program that is competitive with any of the Company’s card programs, as determined in the sole discretion of the Board of Directors (a “Competitor”) or (2) an institution that is represented on any board of a Competitor.

In addition, each of our directors must also serve as a director of MasterCard International.

Our certificate of incorporation and Corporate Governance Guidelines further provide that, to the extent practicable and subject to the Board of Directors’ fiduciary duties, the directors nominated by the Board of Directors for election as Class A Directors (other than the chief executive officer) should reflect the geographic diversity and global profile of the Company and that the citizenships and residencies of these directors should reflect the geographic regions in which we operate in a manner approximately proportionate to our business activity as reflected in the global proxy calculation formula contained in our certificate of incorporation.

Similarly, our certificate of incorporation and Corporate Governance Guidelines provide that, to the extent practicable and subject to the Board of Directors’ fiduciary duties, the directors nominated by the Board of Directors for election as Class M Directors should include one citizen and resident of a country in, or director, officer, employee, agent or representative of a member of MasterCard International designated as belonging to, our Americas region; one citizen and resident of a country in, or director, officer, employee, agent or representative of a member of MasterCard International designated as belonging to, our European region; and one citizen and resident of a country in, or director, officer, employee, agent or representative of a member of MasterCard International designated as belonging to, our Asia/Pacific-Middle East/Africa region.

Our certificate of incorporation, by-laws and Corporate Governance Guidelines provide that no more than one Class M Director may be a director, officer, employee, agent or representative of any single member of MasterCard International or any affiliate thereof. No Class M Director may serve as Chairman of our Board of Directors, and no officer may serve as Chairman of our Board of Directors unless the election or appointment of such officer to so serve is approved by the affirmative vote of at least 75% of the entire Board of Directors. In addition, no more than one Class M Director may serve on our Audit Committee, our Human Resources and Compensation Committee, our Nominating Committee or any Executive Committee, and no Class M Director will participate in the process of nominating any person to serve as a director of the Company (unless such person is being nominated to serve as a Class M Director or is the Chief Executive Officer of the Company) or selecting any person to serve as a director of The MasterCard Foundation.

Our certificate of incorporation and Corporate Governance Guidelines also provide that no member of the European Board may be a director, regional board director, officer, employee or agent of, or represent a Competitor or a director, regional board director, officer, employee or agent of an institution that is represented on any board of a Competitor.

Director Independence. Pursuant to the corporate governance listing standards of the NYSE, a majority of the Board of Directors (and each member of the Audit, Human Resources and Compensation and Nominating Committees) must be independent. The Board of Directors has adopted director independence standards, which are contained in the Company’s Corporate Governance Guidelines, to assist in its determination of director independence. No director will be considered “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). When making “independence” determinations, the Board of Directors broadly considers all relevant facts and circumstances, as well as any other facts and considerations specified by the NYSE, by law or by any rule or regulation of any other regulatory body or self-regulatory body applicable to the Company. When assessing the materiality of a director’s relationship with the Company, the Board of Directors considers the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships (among others). In addition, the Board of Directors applies the independence standards set by the NYSE, which are included in the independence guidelines set forth below.

The Board of Directors has established the following guidelines to assist it in determining director “independence”:

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A director will not be independent if: (1) the director is, or has been within the last three years, employed by the Company, or an immediate family member of the director is, or has been within the last three years, employed by the Company as an executive officer; (2) the director or an immediate family member of the director has received more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service); (3) (a) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor, (b) the director is currently employed by such a firm, (c) the director has an immediate family member who is currently employed by such a firm and participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice, or (d) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time; (4) the director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee; or (5) the director is a current employee, or an immediate family member of the director is a current executive officer, of another company that has made payments to, or receives payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or two percent of the consolidated gross revenues of such other company.

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The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence: (1) relationships involving the provision of products or services either by or to the Company or its subsidiaries or affiliates and involving a director, his or her immediate family members, or a company or charitable organization of which the director or an immediate family member is (or, at the time of the transaction, was) a partner, shareholder, officer, employee or director so long as the following condition is satisfied: the products and services are being provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to similarly situated customers; (2) if a director is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that makes payments to, or receives payment from, the Company for property or services in an amount which, in any single fiscal year, are less than the greater of $1,000,000 or two percent of the consolidated gross revenues of such other company; (3) if a director beneficially owns, or is an employee of another company that beneficially owns, less than 10% of the Company’s common equity; (4) if a director is an executive officer or an employee of another company to which the Company is indebted, and the total amount of the indebtedness is less than one percent of the total consolidated assets of the company for which he or she serves as an executive officer or an employee; and (5) if a director serves as an officer, director or trustee of a charitable organization, and the Company’s discretionary charitable contributions to the organization are less than the greater of $1,000,000 or two percent of that organization’s consolidated gross revenues. Notwithstanding the foregoing, no relationship required to be disclosed by the Company pursuant to Item 404 of Regulation S-K shall be treated as categorically immaterial. The Board of Directors reviews annually all commercial, charitable and other relationships of directors.

For the purpose of applying these director independence standards, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

The Board of Directors has determined that Ms. Karch and Messrs. Barzi, Carlucci, Fung, Haythornthwaite, Olivié, Reyes, Schwartz, Tan and Tian qualify as independent directors within the meaning of Section 303A.02 of the NYSE Listed Company Manual and under the independence requirements adopted by the Board of Directors as set forth above. In the course of its determination regarding the independence of each non-management director, the Board of Directors considered any transactions, relationships and arrangements as required by Section 303A.02 of the NYSE Listed Company Manual and under the independence requirements adopted by the Board of Directors as set forth above.

In reaching the determination that Ms. Karch and Messrs. Barzi, Reyes, Schwartz, Tan and Tian are independent, the Board of Directors considered the fact that: (1) Ms. Karch is Director Emeritus of McKinsey & Company, a director of The Corporate Executive Board Company and a Trustee of the Westchester Land Trust, (2) Mr. Barzi is an executive officer of UniCredit Group, (3) Mr. Reyes is an executive officer of The Coca-Cola Company, (4) Mr. Schwartz serves as Trustee and a member of the Executive Committee of the New York Presbyterian Hospital, (5) Mr. Tan is a co-founder and minority owner of Cassis International Pte Ltd. and (6) Mr. Tian is a Member of the Nature Conservancy. During 2007, 2006, and 2005, the Company contributed an aggregate of approximately $200 to the Westchester Land Trust, approximately $50,000 to the New York Presbyterian Hospital and approximately $100,000 to the Nature Conservancy, each of which constitutes an immaterial charitable relationship pursuant to our Corporate Governance Guidelines. Although service as a director or executive officer of another company alone is not a material relationship that would impair a director’s independence, the above listed relationships were reviewed by the Board of Directors. Furthermore, although each of UniCredit Group, The Coca-Cola Company and Cassis International Pte Ltd. has a business relationship with the Company, sales to and/or purchases from these entities amounted to less than the greater of $1 million or 2% of that company’s consolidated gross revenues during each of 2007, 2006 and 2005. During all relevant years, none of the relationships listed above were of an amount or nature to impede the exercise of independent judgment of any of Ms. Karch or Messrs. Barzi, Reyes, Schwartz, Tan or Tian.

Nomination of Directors. Candidates for nomination to the Board of Directors of the Company are selected by the Nominating Committee, based on the Nominating Committee’s review of candidates in accordance with the Nominating Committee’s charter. The Nominating Committee identifies potential new director candidates by recommendations from its members, other members of the Board of Directors, Company management and individual stockholders, and may, if necessary or appropriate, utilize the services of a professional search firm. The process by which the Nominating Committee evaluates candidates submitted by stockholders does not differ from the process it follows for evaluating other nominees. The Nominating Committee also nominates individuals for election as European Board Directors.

When considering the qualifications of a nominee, the Nominating Committee may take into account, in addition to the geographic diversity and regional considerations described above under “—Qualifications of Directors,” other factors such as strength of character, maturity of judgment, career specialization, relevant technical skills, diversity, the extent of international experience and the extent to which the candidate would fill a present need on the Board of Directors. For additional information on the nomination process, see the charter for the Nominating Committee and the Company’s Corporate Governance Guidelines, which are located on the Company’s website at http://www.mastercard.com

The nominees for re-election to the Board of Directors as Class A Directors at the Annual Meeting were approved by the Nominating Committee after evaluating their qualifications and service on the Board of Directors. The Nominating Committee recommended each such nominee for approval by the Board of Directors.

Stockholders may submit recommendations for nomination in writing to the Corporate Secretary of the Company at the address set forth above under “Introduction—Solicitation of Proxies” not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting. The Corporate Secretary will forward all bona fide recommendations received by such date to the Nominating Committee for its consideration. Stockholder recommendations should include: (1) the name and address of the stockholder making the recommendation, as it appears on the Company’s books, and of the beneficial owner, if any, on whose behalf the recommendation is being made, (2) the class and number of shares of the Company, which are owned beneficially and of record by such stockholder and/or such beneficial owner, (3) the candidate’s name and contact information, (4) a description of any relationship between the stockholder and the candidate, (5) a description of the candidate’s qualifications, and (6) a signed statement from the candidate that he or she is willing and able to serve as a director, and is qualified to so serve under the Company’s by-laws, if elected. The Nominating Committee may request such additional information from the recommended nominee or the stockholder as it deems appropriate.

Stockholders may also nominate directors for election pursuant to our by-laws. See “Stockholder Proposals and Director Nominations” for a description of this process.

Non-Executive Chairman of the Board. The Company has a non-executive Chairman of the Board of Directors. The role of the Chairman is to provide governance and leadership to the Board of Directors, including helping to organize the work of the Board of Directors and ensuring that its members have information to effectively carry out their responsibilities. Specifically, the Chairman’s responsibilities include, among others things:

•	presiding over meetings of the Board of Directors and executive sessions of non-management and independent directors;

•	overseeing the adequacy of information available to directors;

•	coordinating feedback regarding issues discussed in executive session as well as performance to the Chief Executive Officer;

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facilitating effective communication between the Board of Directors and our stockholders, including, among other things, by presiding over the annual meeting, and any special meetings, of stockholders;

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working with the Chief Executive Officer and Corporate Secretary to facilitate clear communications by and between directors from different regions and representing different classes of stockholders; and

•	providing advice and counsel to the Chief Executive Officer.

Non-Management Director Meetings. The non-management directors are afforded a regular opportunity to meet in executive session, or more frequently upon request of any non-management director. The Board of Directors holds regularly scheduled meetings in executive session without management present. The Chairman of the Board of Directors ordinarily presides at such sessions.

Stockholders and other interested parties may contact any member (or all members) of the Board of Directors (including, without limitation, the director that presides over the executive sessions of non-management directors, or the non-management directors as a group), any Board committee or any chair of any such committee by mail or electronically. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board or any such individual directors or group or committee of directors by either name or title. All such correspondence can be sent by e-mail to General_Counsel@mastercard.com or by mail to MasterCard Incorporated, Board of Directors, 2000 Purchase Street, Purchase, NY 10577.

Documents Available. The Company’s Corporate Governance Guidelines and Supplemental Code of Ethics, as well as the charters of the Board committees can be found on the Company’s website at http://www.mastercard.com. These documents will also be made available in print to any stockholder who requests them by writing to the Corporate Secretary at the address set forth above under “Introduction—Solicitation of Proxies.”

COMMITTEES OF THE BOARD OF DIRECTORS

The Company has a standing Audit Committee, Human Resources and Compensation Committee and Nominating Committee of the Board of Directors, each of which is described below.

Audit. The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities. Among other things, it reviews the activities, results and effectiveness of internal and external auditors, and confirms the independence of the external auditors. The Audit Committee also reviews the Company’s key risks and controls and its quarterly and annual financial statements. The Audit Committee operates under a written charter, which is available to stockholders through our website at http://www.mastercard.com. The current members of the Audit Committee, each of whom the Board of Directors has determined qualify as independent according to the corporate governance listing standards of the NYSE (as described above) and under the independence criteria established by the SEC, are Ms. Karch and Messrs. Barzi, Haythornthwaite, Olivié and Schwartz (Chairman). Messrs. Haythornthwaite, Olivié, and Schwartz were elected to the Audit Committee on May 31, 2006. Ms. Karch was appointed to the Audit Committee on February 6, 2007 and Mr. Barzi was appointed to the Audit Committee on April 8, 2008. Mr. Carlucci was elected to the Audit Committee on May 31, 2006 and his service on the Audit Committee concluded upon the addition of Mr. Barzi to the Audit Committee on April 8, 2008.

The Board of Directors has identified Mr. Schwartz as an “audit committee financial expert” under the applicable SEC rules based on his experience and qualifications.

The Audit Committee held nine meetings during 2007. No member of the Audit Committee simultaneously serves on the audit committees of more than three public companies.

Human Resources and Compensation. The Human Resources and Compensation Committee (the “Compensation Committee”) is responsible for, among other things: (1) reviewing annually and approving the Company’s compensation and benefits philosophy and strategy to ensure that our employees are treated equitably and rewarded appropriately for their contributions to the Company’s growth and profitability; (2) ensuring that our executive compensation strategy supports the Company’s objectives and links the interests of executives closely to those of our stockholders; (3) reviewing the Company’s compensation and benefit programs and policies, including design, administration, participation and compliance; (4) reviewing and approving company-wide annual and long-term cash or equity incentive compensation plans and ensuring they are administered in a manner consistent with our compensation strategy; (5) reviewing and approving corporate goals and objectives for our Chief Executive Officer and other executive officers’ compensation, including annual and long-term performance objectives; (6) reviewing annually and determining total compensation for our Chief Executive Officer and evaluating his performance in light of established goals and objectives; (7) ensuring that appropriate processes are in place to aid succession planning and development strategies for senior level positions and executives officers; (8) reviewing and discussing with management the Company’s compensation discussion and analysis and, if appropriate, recommending to the Board that it be included in its annual report, proxy statement or other filings with the SEC; and (9) reviewing and approving with our Chief Executive Officer, his recommendations with respect to the individual elements of total direct compensation (base salary, annual bonus and long-term incentive) for our executive officers and key management other than our Chief Executive Officer.

In addition, the Compensation Committee approves the compensation of each of the Company’s non-employee directors and executive officers, including the named executive officers listed in the Summary Compensation Table in this Proxy Statement. The Compensation Committee also has exclusive authority to grant equity awards to non-employee directors and executive officers of the Company. Mr. Selander, our Chief Executive Officer, has authority to recommend to the Compensation Committee compensation decisions for the executive officers other than himself. The Compensation Committee delegates certain administrative functions under the Company’s employee benefit plans to certain officers of the Company, including the Company’s Chief Administrative Officer. The Compensation Committee regularly reviews the Company’s executive compensation and benefits policies, programs and practices and monitors applicable new rules and evolving best practices concerning executive compensation. The Compensation Committee operates under a written charter, which is available to our stockholders through our website at http://www.mastercard.com. The current members of the Compensation Committee, each of whom the Board of Directors has determined qualify as independent according to the corporate governance listing standards of the NYSE, are Messrs. Carlucci (Chairman), Fung, Olivié, Reyes and Tan. Messrs. Carlucci, Fung and Olivié were elected to the Compensation Committee on May 31, 2006. Mr. Reyes was appointed to the Compensation Committee on April 8, 2008. Mr. Tan was appointed to the Compensation Committee on February 6, 2007 and will conclude his service upon his retirement from the Board of Directors on June 3, 2008.

The Compensation Committee held six meetings during 2007. The agenda for meetings of the Compensation Committee is determined by the Chairman of the Compensation Committee with the assistance of the Company’s Chief Administrative Officer. Compensation Committee meetings are regularly attended by the members of the Compensation Committee, the Company’s Chief Executive Officer and Chief Administrative Officer. Generally, the Compensation Committee also meets in executive session. The Chairman of the Compensation Committee reports to the Board of Directors on the Compensation Committee’s decisions concerning, among other things, compensation of the Company’s non-employee directors and executive officers. At the end of each year, the Compensation Committee reviews and makes decisions on the elements and amount of compensation for our named executive officers. Additionally, the Compensation Committee approves the funding for the long-term incentive grants and all other annual cash-based incentive plans. The Compensation Committee has the sole authority with respect to the selection, retention, approval of fees and replacement of any compensation consultants to provide independent advice to the Compensation Committee. The Compensation Committee has retained its own outside compensation consultant, Towers Perrin, which reports directly to the Compensation Committee. For more information on the Company’s processes and procedures for the consideration and determination of executive and non-employee director compensation, including the role of executive officers and Towers Perrin, see the “Compensation Discussion and Analysis” in this Proxy Statement.

Nominating and Corporate Governance. The Nominating Committee considers and nominates individuals to serve as directors of the Company and performs the other functions set forth in its charter, which is available to stockholders through our website at http://www.mastercard.com. The current members of the Nominating Committee, each of whom the Board of Directors has determined qualify as independent according to the corporate governance listing standards of the NYSE, are Ms. Karch and Messrs. Haythornthwaite (Chairman), Schwartz and Tian. Messrs. Haythornthwaite, Schwartz and Tian were each elected to the Nominating Committee on May 31, 2006. Ms. Karch was appointed to the Nominating Committee on February 6, 2007. The Nominating Committee held seven meetings during 2007. See “Board of Directors and Corporate Governance—Nomination of Directors” for a description of the process pursuant to which the Nominating Committee nominates directors and the process pursuant to which stockholders may recommend candidates as nominees for election as director.

Stock Repurchase. The Stock Repurchase Committee was established on October 4, 2007 as a subcommittee of the Board of Directors, specifically for the purpose of determining whether to authorize amending the Company’s Class A Common Stock share repurchase program, and specifically determining: (1) the aggregate dollar amount for such repurchases (up to an incremental $750 million) and (2) the period during which such repurchases would be effected. Messrs. Selander, Haythornthwaite and Schwartz were designated by the Board of Directors as the members of the Stock Repurchase Committee. None of such directors received any compensation with respect to their roles on the Stock Repurchase Committee. The Stock Repurchase Committee held one meeting during 2007, at which it authorized an incremental $750 million of share repurchases to be completed by June 30, 2008.

ATTENDANCE AT MEETINGS

Attendance at Meetings by Directors. The Board of Directors held six meetings during 2007. During 2007, each director attended 75 percent or more of the aggregate of: (a) the total number of meetings of the Board of Directors held during the period when he or she was a director and (b) the total number of meetings held by all Committees of the Board of Directors on which such director served during the period when he or she was a director. The number of meetings held by each Committee during 2007 is set forth above.

Attendance at Annual Meetings. The Company encourages directors to attend its annual meeting of stockholders and endeavors to hold Board and/or committee meetings on the same date as the Company’s annual meeting of stockholders in order to increase the number of directors who attend the annual meeting. Nine members, including Mr. Selander, out of a then total of eleven members of the Board of Directors attended the 2007 Annual Meeting.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders and other third parties may send confidential communications directly to the Board of Directors by providing such communications in writing to the Corporate Secretary of the Company at the address set forth above under “Introduction—Solicitation of Proxies.” The Company’s General Counsel, or in his absence, another member of the Company’s Law Department, opens all communications received solely for the purpose of determining whether the contents represent a message to the directors. Communications regarding accounting, internal accounting controls and auditing matters, including violations of the Company’s Supplemental Code of Ethics or alleged violations of law, are transmitted by the Corporate Secretary to the Audit Committee in accordance with the Company’s Whistleblower Procedures. The General Counsel of the Company is responsible for keeping a docket of all communications received from stockholders of the Company and other third parties which constitute complaints under the Company’s Whistleblower Procedures and summarizing the nature of the complaint. The General Counsel will report any recent developments of items listed on the docket in reasonable detail to the Chairman of the Audit Committee (and, if the Chairman so directs, to the full Audit Committee) at or in advance of its next regularly scheduled meeting. The Company’s Whistleblower Procedures can be found on its website at http://www.mastercard.com. Communications (or a reasonable summary thereof) regarding director nominations and corporate governance matters are transmitted by the Corporate Secretary to the Nominating Committee. All other communications (or a reasonable summary thereof) are transmitted by the Corporate Secretary to the Audit Committee, which determines which communications are to be transmitted to the Board of Directors or to another committee of the Board of Directors. If warranted, the Board of Directors or any of its committees may take appropriate action in connection with a stockholder or third-party communication.

EXECUTIVE OFFICERS OF THE COMPANY

Biographical data for the current executive officers of the Company (the “Executive Officers”) are set forth below, excluding Mr. Selander’s biography, which is included above. Each Executive Officer serves at the discretion of Mr. Selander or the Board of Directors. Each Executive Officer is also a member of the Company’s Executive Committee, which manages the Company’s corporate performance and develops corporate strategy. W. Roy Dunbar, a named executive officer, resigned from the Company effective March 15, 2008.

Alan J. Heuer, age 66, is Vice Chairman of MasterCard Incorporated and MasterCard International. Prior to being appointed Vice Chairman in November 2007, Mr. Heuer was Chief Operating Officer of MasterCard Incorporated and MasterCard International. Mr. Heuer was appointed head of the Customer Group in February 1999 and as Chief Operating Officer in March 2004. Mr. Heuer joined MasterCard International in 1995. Prior to that time, Mr. Heuer served as Executive Vice President, Retail Banking, for the Bank of New York Company, Inc.

Gary Flood, age 49, is President, Products and Services for MasterCard Incorporated and MasterCard International. In this capacity, he has responsibility for the products and services that the Company delivers to its customer financial institutions. Prior to being appointed to his current position in November 2007, Mr. Flood was Executive Vice President of Global Account Management for the Company. In this capacity, Mr. Flood oversaw the Company’s efforts to support its largest global customers. Previously, Mr. Flood was Senior Vice President of Consumer Card Product Management and Development, where he spent four years directing all MasterCard consumer credit programs in the United States. Mr. Flood joined the Company in 1986 as Regional Marketing Director. Before joining the Company, he was National Sales Manager for Citicorp’s Merchant Business.

Noah J. Hanft, age 55, is General Counsel, Chief Franchise Officer and Corporate Secretary of MasterCard Incorporated and MasterCard International. In this capacity, he is responsible for legal affairs and public policy as well as Payment Systems Integrity and Franchise Development. Mr. Hanft was appointed as General Counsel and Corporate Secretary of the Company in October 2000 and, in connection with formation of the Company’s Law and Franchise Integrity Department, was appointed as Chief Franchise Officer in 2007, and has served in various increasingly senior positions at the Company since 1984, except for 1990 to 1993, when Mr. Hanft was Senior Vice President and Assistant General Counsel at AT&T Universal Card Services Corp. Prior to joining MasterCard, Mr. Hanft was associated with the intellectual property law firm of Ladas & Parry in New York. Mr. Hanft began his career as an attorney with the Legal Aid Society and now serves as a member of its board of directors.

Martina Hund-Mejean, age 47, is Chief Financial Officer of MasterCard Incorporated and MasterCard International Incorporated. Prior to becoming Chief Financial Officer in November 2007, Ms. Hund-Mejean served as Senior Vice President and Treasurer of Tyco International Ltd from December 2002 until November 2007. Prior to joining Tyco International Ltd, she was Senior Vice President and Treasurer of Lucent Technologies Inc. (now Alcatel-Lucent). From 1988 to 2000, Ms. Hund-Mejean held a series of finance positions of increasing responsibility at General Motors Corporation, both in the U.S. and U.K., including Assistant Treasurer from 1998 to 2000. She began her corporate career as a credit analyst at Dow Chemical in Frankfurt, Germany.

Walter Macnee, age 52, is President, Global Markets for MasterCard Incorporated and MasterCard International. In this capacity, he is responsible for MasterCard customer-related activities around the world. Prior to being appointed to his current position in November 2007, Mr. Macnee was President of the Americas, with responsibility for building all aspects of the Company’s issuance and acceptance business in the United States, Canada, Latin America and the Caribbean. From 2001 to 2004, Mr. Macnee was President of MasterCard Canada. From 2004 to 2006, Mr. Macnee served as Executive Vice President, Canadian Imperial Bank of Commerce, in Toronto. Previously, he spent 18 years with Toronto Dominion Bank.

Chris A. McWilton, age 49, is President, Global Accounts for MasterCard Incorporated and MasterCard International. Prior to being appointed President, Global Accounts in November 2007, Mr. McWilton was Chief Financial Officer of the Company. Prior to Mr. McWilton’s appointment as Chief Financial Officer in October 2003, he served as Senior Vice President and Controller of the Company. Prior to January 2003, Mr. McWilton was a partner at KPMG LLP, an international accounting and tax firm, where he specialized in financial and SEC reporting matters. Mr. McWilton joined KPMG LLP in 1980 and was elected to the partnership in 1992.

Michael W. Michl, age 62, is Chief Administrative Officer of MasterCard Incorporated and MasterCard International. Prior to becoming Chief Administrative Officer of the Company in 2004, Mr. Michl was Executive Vice President, Central Resources. Mr. Michl is responsible for the Company’s Central Resources unit, encompassing the Company’s global human resources and corporate services functions. Mr. Michl joined MasterCard International in 1998 from Avon Products, Inc., where he was Vice President of Human Resources.

CODE OF CONDUCT AND SUPPLEMENTAL CODE OF ETHICS

The Company has a written Code of Conduct (the “Code of Conduct”) that applies to all executive officers, employees and directors of the Company and provides a statement of the Company’s policies and procedures for conducting business legally and ethically. In addition, the Company has adopted a written Supplemental Code of Ethics (the “Code of Ethics”) that applies to the President and Chief Executive Officer, Chief Financial Officer, Controller and other senior officers. Both the Code of Conduct and the Code of Ethics are posted on our website at http://www.mastercard.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our voting securities by each person known to us to beneficially own more than five percent of any class of our voting securities, unless otherwise indicated, as of April 9, 2008.

Name and Address of Beneficial Owner	Shares of Class A Common Stock Beneficially Owned	Percent of Total Outstanding Class A Common Stock Beneficially Owned	Shares of Class M Common Stock Beneficially Owned	Percent of Total Voting Power of Class M Common Stock Beneficially Owned(9)
The MasterCard Foundation(1) The Exchange Tower Suite 1030, 10th Floor 130 King Street West Toronto, Ontario M5X 1A9	13,496,933	15.6%	—	—

Marsico Capital Management, LLC(2) 1200 17th Street, Suite 1600 Denver, CO 80202	11,759,511	13.6%	—	—

Atticus Capital LP(3) 767 Fifth Avenue, 12th Floor, New York, NY 10153.	7,687,890	8.9%	—	—

FMR Corp.(4) 82 Devonshire Street Boston, MA 02109	4,393,533	5.1%	—	—

JPMorgan Chase & Co.(5) 270 Park Avenue New York, NY 10017	—	—	5	8.5%

Citigroup, Inc.(6) 399 Park Avenue New York, NY 10043	—	—	62	9.5%

HSBC Holdings plc(7) 8 Canada Square London E14 5HQ United Kingdom	—	—	20	5.1%

Bank of America Corporation(8) 100 North Tryon Street Charlotte, NC 28255	—	—	9	5.1%

(1)	Based on a Schedule 13G filed on December 28, 2007. The MasterCard Foundation has sole voting and dispositive power with respect to the shares of Class A Common Stock.
(2)	Based on an amendment to a statement on Schedule 13G filed on February 14, 2008. Marisco Capital Management, LLC has sole voting power with respect to 10,304,608 shares of Class A Common Stock and sole dispositive power with respect to 11,759,511 shares of Class A Common Stock.

(3)	Based on an amendment to a statement on Schedule 13G filed on February 14, 2008. Atticus Capital LP, Atticus Management Limited and Timothy R. Barakett each have sole voting and dispositive power with respect to the shares of Class A Common Stock. Atticus Capital LP and Timothy Barakett share the same address listed above. The address of the principal business address of Atticus Management Limited is P.O. Box 100, Sydney Vane House, Admiral Park, St. Peter Port, Guernsey GY1 3EL.
(4)	Based on an amendment to a statement on Schedule 13G filed on January 10, 2008 by FMR LLC, Fidelity Management & Research Company is the beneficial owner of 4,320,141 shares of Class A Common Stock. Edward C. Johnson and FMR LLC each have sole dispositive power with respect to these shares. Voting power for shares owned directly by the Fidelity Funds resides with the Funds’ Boards of Trustees. Strategic Advisers, Inc. is the beneficial owner of 170 shares of Class A Common Stock, which FMR LLC beneficially owns. Pyramis Global Advisors Trust Company is the beneficial owner of 73,222 shares, of which Edward C. Johnson and FMR LLC each has sole power to dispose of 73,222 shares and sole power to vote 48,022 shares. FMR LLC, Fidelity Management & Research Company and Strategic Advisers, Inc., share the address listed above. Pyramis Global Advisors Trust Company’s address is 53 State Street, Boston, MA 02109.
(5)	Based on an amendment to a statement on Schedule 13G filed on January 30, 2008, JPMorgan Chase & Co. shares voting power with respect to its Class M Common Stock with its wholly-owned subsidiary, JPMorgan Chase Bank, National Association, both of which share the same address listed above.
(6)	Based on an amendment to a statement on Schedule 13G filed on February 13, 2008, Citigroup, Inc. shares investment and voting power with respect to its Class M Common Stock with Citicorp Holdings Inc. and Citibank, N.A., its subsidiaries, all of which share the same address listed above.
(7)	Based on a Schedule 13G filed on May 8, 2007, HSBC Holdings plc’s shares of Class M Common Stock are held by its subsidiaries on a consolidated basis.
(8)	Based on a Schedule 13G filed on February 13, 2007, Bank of America Corporation shares voting power with respect to its Class M Common Stock with NB Holdings Corporation, Bank of America, National Association, FIA Card Services, National Association, MBNA Europe Bank Limited, and MBNA Canada Bank, all of which share the same address listed above.
(9)	Each stockholder’s voting rights for its Class M Common Stock is based on such stockholder’s global proxy calculation for the twelve months ended June 30, 2007 and reflects the number of votes that can be cast out of a total of 1,000 Class M votes. Because each share of Class M Common Stock has different voting rights and shares of Class M Common Stock may be held by any number of wholly-owned subsidiaries of a beneficial owner, the number of share of Class M Common Stock beneficially owned is not necessarily indicative of the percentage of the total Class M Common Stock voting rights held by such Class M Stockholder.

The following table shows, as of the Record Date: (1) the number of shares of Class A Common Stock directly or indirectly owned, (2) stock options exercisable within 60 days of that date, (3) the total number of shares of Class A Common Stock beneficially owned, including shares that could have been acquired through the exercise of stock options exercisable within 60 days of that date and any other stock awards that would vest within 60 days of that date and (4) deferred stock units owned (but not beneficially owned), by each director, each named executive officer listed on the “Summary Compensation Table”, and all directors and executive officers as a group. Unless otherwise indicated, each of the named individuals and each member of the group has sole voting power and sole investment power with respect to shares owned. The number of shares beneficially owned, as that term is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by all directors and executive officers as a group as of the Record Date and each director and named executive officer individually is less than 1% of the Company’s outstanding Class A Common Stock.

	Shares of Class A Common Stock Beneficially Owned
Name	Shares of Class A Common Stock Directly and Indirectly Owned (a)		Stock Options Exercisable Within 60 Days (b)	Total Shares of Class A Common Stock Beneficially Owned (includes shares and stock options from columns (a) and (b)) (c)		Deferred Stock Units(1) (d)
Silvio Barzi	—		—	—		240

David R. Carlucci	—		—	—		3,262

W. Roy Dunbar	—		—	—		—

Steven J. Freiberg	—		—	—		2,042

Bernard S.Y. Fung	—		—	—		3,262

Noah J. Hanft	8,835		7,582	16,417		—

Richard Haythornthwaite	—		—	—		4,681

Alan J. Heuer	60,722	(2)	39,662	100,384	(2)	—

Martina Hund-Mejean	—		—	—		—

Nancy J. Karch	—		—	—		1,160

Chris A. McWilton	4,500		5,769	10,269		—

Marc Olivié	—		—	—		3,262

José Octavio Reyes Lagunes	—		—	—		240

Mark Schwartz	—		—	—		3,262

Robert W. Selander	110,080	(3)	111,905	221,985	(3)	—

Tan Teong Hean	—		—	—		1,160

Edward Suning Tian	—		—	—		3,262

All directors and executive officers as a group (19 persons)	193,873		186,029	379,902		25,833

(1)	Deferred stock units (DSUs) listed in this column (d) cannot be acquired within 60 days and therefore are not deemed to be beneficially owned by the holder for purposes of Rule 13d under the Exchange Act. The holders of such DSUs do not have voting or investment power with respect to such units. DSUs are to be settled in shares of Class A Common Stock at the election of the director either on the fourth anniversary of the grant date or 60 days following termination of service as a director.
(2)	Includes 10,381 shares of Class A Common Stock held in a grantor retained annuity trust (“GRAT”) for which Mr. Heuer is a trustee. Mr. Heuer has shared voting and investment power with respect to such shares.

(3)	Includes 30,000 shares of Class A Common Stock held in a GRAT for which Mr. Selander is a trustee. Mr. Selander has shared voting and investment power with respect to such shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons who beneficially own more than ten percent of the Company’s common stock, to file initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities with the SEC. Based solely on its review of the copies of such forms received by it and written representations from reporting persons, the Company believes that all of its officers and persons who beneficially own more than ten percent of the Company’s common stock complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2007, except that a late report on Form 3 for shares acquired by The MasterCard Foundation at the time of the IPO was filed on December 28, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Each of the parties discussed below and/or their affiliates are our customers and beneficially own more than five percent of the outstanding voting rights of the Company’s Class M Common Stock. See “Security Ownership of Certain Beneficial Owners and Management.”

Pursuant to a series of agreements, effective as of January 1, 2005, between MasterCard International and JPMorgan Chase Bank, National Association (“JPMorgan Chase”), an affiliate of JPMorgan Chase & Co., JPMorgan Chase and the Company have agreed to certain pricing arrangements for JPMorgan Chase’s use of the Company’s core authorization, clearing and settlement services and certain supplemental user-pay services in the United States. These agreements provide for pricing discounts on our fees and other incentives in exchange for transaction volumes on cards carrying our brands. JPMorgan Chase is a principal member of MasterCard International and owns a portion of the United States franchisee of Mondex International, our wholly-owned subsidiary that operates a prepaid electronic purse program. MasterCard International provides authorization, clearing and settlement services in connection with transactions for which JPMorgan Chase or its affiliates act as issuer or acquirer. In addition, JPMorgan Chase uses several of the Company’s fee-for-service products, including consulting services. A portion of the Company’s $2.5 billion dollar credit facility is syndicated to JPMorgan Chase, for which JPMorgan Chase receives a fee; JPMorgan Chase is the co-administrative agent of that facility and J.P. Morgan Securities Inc., another affiliate of JPMorgan Chase, is the co-arranger of that facility. Additional amounts are paid by the Company for these services. In addition, JPMorgan Chase and its affiliates receive amounts from the Company for cash management services. JPMorgan Chase acts as issuer of the Company’s corporate cards and provides a variety of banking services for the Company and for its employees pursuant to arrangements entered into with the Company. In addition to the agreements described above, the Company enters into other agreements to provide financial and other incentives to JPMorgan Chase and certain of its affiliates or business partners in connection with payment programs issued by JPMorgan Chase, including co-branded and affinity card programs, from time to time. For the full year 2007, net revenues from JPMorgan Chase and its affiliates were approximately $330.6 million, or 8.1% of our total net revenues. For the full year 2007, the Company paid JPMorgan Chase approximately $3.9 million for the treasury and other services described above.

Pursuant to an agreement, dated as of January 1, 2004, among MasterCard International, Citibank, N.A. (“Citibank”), an affiliate of Citigroup Inc., and certain of its affiliates, Citibank and the Company have agreed to certain pricing arrangements with respect to transaction processing services for Citibank affiliates in North America. Citibank and the Company have also agreed to pricing arrangements for transaction processing services for Citibank’s affiliates outside of North America pursuant to an agreement between MasterCard International and Citibank dated January 3, 2005. Both of these agreements provide for pricing discounts on our fees and other incentives in exchange for transaction volumes on cards carrying our brands. Citibank and certain of its affiliates are principal members of MasterCard International and own a portion of the United States franchise of Mondex International, our wholly-owned subsidiary that operates a prepaid electronic purse program. MasterCard International provides authorization, clearing and settlement services in connection with transactions for which Citibank or its affiliates act as issuer or acquirer. In addition, Citibank uses several of the Company’s fee-for-service products, including consulting services. A portion of the Company’s $2.5 billion dollar credit facility is syndicated to Citibank, N.A., for which Citibank and its affiliates receive a fee; Citibank is the co-administrative agent of that facility and Citigroup Global Markets Inc., another affiliate of Citibank, is the lead arranger of that facility. Additional amounts are paid by the Company for these services. In addition to the agreements described above, the Company enters into other agreements to provide financial and other incentives to Citibank, N.A. and certain of its affiliates or business partners in connection with payment programs issued by Citibank, including co-branded and affinity card programs, from time to time. For the full year 2007, net revenues earned from Citibank and its affiliates were approximately $378.9 million, or 9.3% of our total net revenues. For the full year 2007, the Company paid Citibank approximately $1.5 million for the treasury and other services described above. One of the Company’s directors, Steven J. Freiberg, is Chief Executive Officer of Global Cards for Citigroup. Other representatives of Citibank, N.A. or its affiliates may sit on the Company’s regional advisory boards or business committees.

Pursuant to an agreement, effective as of July 1, 2003 and as amended on December 27, 2006, between MasterCard International on the one hand and HSBC Bank USA N.A. and HSBC Bank Nevada, N.A., as successor to Household Bank (SB), N.A., on the other hand (collectively, the “HSBC Banks” and both affiliates of HSBC Holdings plc), the HSBC Banks and the Company have agreed to certain pricing arrangements for the HSBC Banks’ use of the Company’s core authorization, clearing and settlement services in the United States. This agreement provides for pricing discounts on our fees and other incentives in exchange for transaction volumes on cards carrying our brands. The HSBC Banks and certain of their affiliates are principal members of MasterCard International and own a portion of the United States franchisee of Mondex International. MasterCard International provides authorization, clearing and settlement services in connection with transactions for which the HSBC Banks act as issuer or acquirer. In addition, the HSBC Banks use several of the Company’s fee-for-service products, including consulting services. A portion of the Company’s $2.5 billion dollar credit facility is syndicated to HSBC Bank USA, N.A., for which HSBC Bank USA, N.A. receives a fee. MasterCard Europe is also party to a 100 million euro uncommitted credit agreement with an affiliate of HSBC. In addition, the HSBC Banks and their affiliates receive amounts from the Company for cash management and investment management services. HSBC Bank USA, N.A. acts as issuer of the Company’s corporate cards and provides a variety of banking services including, but not limited to, foreign exchange for the Company and for its employees pursuant to arrangements entered into with the Company. In addition to the agreements described above, the Company enters into other agreements to provide financial and other incentives to the HSBC Banks and certain of their affiliates or business partners in connection with payment programs issued by the HSBC Banks or their affiliates, including co-branded and affinity card programs, from time to time. For the full year 2007, revenues earned from the HSBC Banks and their affiliates were approximately $205.6 million, or 5.1% of our total net revenues. For the full year 2007, the Company paid the HSBC Banks and their affiliates approximately $1.6 million for the treasury and other services described above.

Pursuant to an agreement between MasterCard International and Bank of America, National Association (“Bank of America”), an affiliate of Bank of America Corporation, effective as of January 1, 2006 and as amended on December 27, 2006 and on January 8, 2008, Bank of America and the Company have agreed to certain pricing arrangements for Bank of America’s use of the Company’s core authorization, clearing and settlement services and certain supplemental user-pay services in the United States and certain other countries. This agreement provides for pricing discounts on our fees and other incentives in exchange for transaction volumes on cards carrying our brands. MasterCard International provides authorization, clearing and settlement services in connection with transactions for which Bank of America and its affiliates, act as issuers or acquirers. A portion of the Company’s $2.5 billion dollar credit facility is syndicated to Bank of America, for which Bank of America receives a fee. The Company enters into agreements from time to time to provide financial and other incentives to Bank of America, certain of its affiliates or business partners in connection with their payment programs. For full year 2007, net revenues from Bank of America were $208.5 million, or 5.1% of our total net revenues. For the full year 2007, the Company paid Bank of America approximately $82,000 for fees related to the credit facility.

Board of Director Approval of Related Party Transactions. The Code of Conduct requires that any transaction that exceeds $120,000 between the Company and a related party, or in which a related party would have a direct or indirect material interest, be promptly disclosed to the General Counsel of the Company. The General Counsel is required to disclose such transactions promptly to the Company’s Board of Directors. Transactions with related parties must be approved or ratified by the Board of Directors or a committee of the Board of Directors consisting of at least three disinterested directors. Any director having an interest in the transaction is not permitted to vote on such transaction. Under the Code of Conduct a “related party” is any of the following:

•	an executive officer of the Company;

•	a director (or director nominee) of the Company;

•	an immediate family member of any executive officer or director (or director nominee);

•	a beneficial owner of five percent or more of any class of the Company’s voting securities; or

•	an entity in which one of the above described persons has a substantial ownership interest in or control of such entity.

Notwithstanding that they may be “related parties” as defined above, transactions between the Company and members of MasterCard International that beneficially own five percent or more of a class of voting securities of the Company that are entered into in the ordinary course of the Company’s business do not require approval of the Board of Directors under the Code of Conduct.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis describes the material elements of compensation for our executive officers. Our Compensation Committee is primarily responsible for ensuring on behalf of the Board of Directors that the compensation and benefit programs of the Company are competitive and appropriate to attract, retain and motivate our employees, including our named executive officers, who are listed in the Summary Compensation Table following this section, and that the interests of our employees are aligned with stockholders’ interests.

Composition of the Compensation Committee

At December 31, 2007, the Compensation Committee was composed of four members of the Board of Directors, each of whom was a non-employee director for purposes of Rule 16b-3 under the Exchange Act, an outside director for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and determined by the Board of Directors to be independent directors within the meaning of Section 303A.02 of the NYSE Listed Company Manual and under the independence requirements adopted by the Board of Directors as set forth in “Board of Directors and Corporate Governance—Director Independence.” The members of the Compensation Committee during 2007 were David R. Carlucci (Chairman), Manoel Ferrão de Amorim, Bernard Fung, Marc Olivié and Tan Teong Hean. Mr. Amorim ended his service on the Board of Directors and on the Compensation Committee effective March 26, 2007. More information about the Compensation Committee can be found under “Committees of the Board of Directors—Human Resources and Compensation.” The Compensation Committee’s charter is available on the Company’s website at http://www.mastercard.com.

The Company’s Compensation Principles

The Company’s compensation decisions for our named executive officers, which are approved by the Compensation Committee, are based on the following core principles:

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Executive officer goals should be linked with customer and stockholder interests. The Company’s compensation policies are designed to align the interests of our executive officers with those of our customers and our stockholders.

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Pay should be performance-based. We provide a total compensation program consisting of fixed and variable pay, with an emphasis on variable pay to reward short- and long-term performance versus pre-established goals and objectives.

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Compensation opportunities must be competitive to attract and retain talented employees. Each year, the Compensation Committee assesses the competitiveness of total compensation levels for executives to enable us to successfully attract and retain executive talent.

Role of Compensation Consultant

The Compensation Committee has retained its own outside compensation consultant, Towers Perrin. Towers Perrin’s responsibilities to the Compensation Committee include: (1) assisting with the development and analysis of peer group companies for comparison of executive compensation, (2) conducting benchmarking of executive officer compensation relative to the peer group, and (3) advising on executive compensation and equity plan design. Towers Perrin’s engagement includes reviewing and advising on all material aspects of executive compensation for the Company, including base salaries, bonuses and equity compensation. Towers Perrin: (1) reports on trends, developments and best practices in executive compensation decisions, including the different elements that may be utilized for long-term incentive compensation, (2) discusses the merits of various performance metrics for incentive compensation, and (3) reviews and advises on perquisite practices among peer group and other companies. Towers Perrin also provides advice to the Compensation Committee concerning all aspects of the Company’s executive compensation policies and programs. Towers Perrin regularly attends the meetings of the Compensation Committee. In the course of discharging its responsibilities to the Compensation Committee, Towers Perrin regularly communicates with the Chairman of the Compensation Committee outside of committee meetings. Towers Perrin also meets with management and various members of the Company’s executive compensation group, and in particular the Company’s Head of Executive Compensation and Chief Administrative Officer, from time to time to, among other things, gather compensation-related information and to review recommendations that the Chief Executive Officer may make to the Compensation Committee concerning executive officer compensation other than his own. Towers Perrin reports to the Compensation Committee rather than to management. The Compensation Committee considers the consultant’s input and advice, yet uses its own independent judgment in making final decisions concerning compensation paid to executive officers of the Company.

Towers Perrin provides certain other services to the Company, including the following: (1) assisting in the development of the Company’s healthcare and wellness programs, including plan design and establishing a budget, (2) advising on benchmarking the Company’s benefit plans against the competitive marketplace, (3) periodically conducting service and compliance reviews of the Company’s employee benefits providers, and (4) performing actuarial computations of certain of the Company’s compensation plans. In retaining Towers Perrin, the Compensation Committee considered the other services it provides to the Company and determined that those services would not affect its independence.

During 2007, Towers Perrin: (1) established, with information provided by the Company’s management, the Company’s peer group, (2) gathered and compiled compensation-related information on the peer group companies, including individual elements and amounts of compensation and aggregate compensation information, (3) presented the peer group compensation information to the Compensation Committee, (4) gave an assessment to the Compensation Committee concerning individual elements of compensation payable to the Company’s Chief Executive Officer and (5) provided information to, and gave an assessment to the Chief Executive Officer and the Compensation Committee, concerning individual elements of compensation payable to the other named executive officers.

Peer Groups

In 2006, the Compensation Committee, with the assistance of Towers Perrin, selected peer group companies used to determine the Company’s competitive market for executive compensation. The methodology used to determine the peer group companies focused on companies that were significantly-sized financial services companies, compete with the Company for executive talent or had strong brand recognition, or some combination of these attributes. However, due to consolidation among some of the peer group companies and the fact that the 2006 peer group yielded a number of brick-and-mortar financial services companies that were not direct comparators to the Company’s business model, in 2007 the Compensation Committee, with the assistance of Towers Perrin, established a new methodology for selecting the peer group companies. The peer group selected by the Compensation Committee in 2007 was generally composed of publicly-traded and privately-held companies that have one or more of the following characteristics:

•	companies with whom the Company competes for executive talent,

•	companies that have a similar business or industry classification,

•	companies that have a strong global brand with an emphasis on marketing and/or technology,

•	companies that have similar market capitalization, revenues or asset turnover ratios, and

•	companies that derive a significant portion of revenue from international operations.

After considering companies that have one or more of the foregoing characteristics, the Compensation Committee determined, with the assistance of Towers Perrin, that the companies that compose the MasterCard peer group are:

Accenture	Adidas	Affiliated Computer Services	Amazon.com
American Express	AmeriCredit Corp.	Apple	Automatic Data Processing
Avon Products	The Bank of New York Co.	Budweiser	Capital One Financial Corp.
Chanel	CheckFree Corp.	ChoicePoint Inc.	Colgate-Palmolive
Convergys Corp.	Dannon USA	DST Systems Inc.	eBay
EDS	Fidelity National Information Services	First Horizon National Corp.	Fiserv Inc.
Gap	H.J. Heinz	Harley-Davidson	Investor Financial Services Corp.
Kellogg	Kleenex	Kodak	Levis
LVMH	Marshall & Ilsley Corp.	Mellon Financial Corp.	MTV Networks
National City Corp.	National Financial Partners Corp.	Nike	Oracle
PNC Financial Services Group	Reuters	Shell Oil	Starbucks
State Street Corp.	Synovus Financial Corp	TCF Financial Corp.	Tiffany
Total System Services Inc.	U.S. Bancorp	Visa	Washington Mutual
Wrigley	Xerox	Yahoo!	Yum! Brands

While the Compensation Committee relies on the peer group analysis to provide market data and relevant trend information, it realizes that peer group analysis is not a substitute for its collective business judgment. In that respect, the Compensation Committee considers the peer group compensation information, but does not rely exclusively on the information when making compensation decisions. On an annual basis, the Compensation Committee evaluates and, if appropriate, modifies the peer group to ensure that it remains representative of the Company’s peers based on factors that the Compensation Committee deems appropriate.

Program Elements

The elements of our executive compensation program consist of base salary, annual incentive and long-term incentive compensation. These elements have been weighted to ensure that a substantial amount of named executive officers’ pay is variable and contingent upon meeting or exceeding pre-determined performance goals. The Company’s philosophy generally is to target compensation levels between the median and 75th percentile of the peer group for its executive officers. While the Compensation Committee reviews the compensation paid to executive officers against the peer group data, the Compensation Committee also considers other factors, including the experience and individual performance of each named executive officer. The Compensation Committee considers all situations where a single element of compensation or the aggregate compensation (Total Direct Compensation) falls outside of the target range (50th to 75th percentile). One or more elements may be outside the target range due to the executive’s duration in his or her position, recent changes to competitive market data, foreign exchange fluctuations, individual performance, material changes in job responsibility or internal equity considerations.

The Compensation Committee makes decisions on executive compensation from a total direct compensation perspective, which includes base salary, annual incentive and long-term incentive compensation. The elements of compensation were selected by the Compensation Committee because each element is considered by the Committee to be important in meeting one or more of the objectives of our compensation philosophy. For instance, base salary and annual incentive compensation are designed to attract and retain our named executive officers and to reward them for their performance. Long-term incentive compensation, on the other hand, is designed to motivate, incentivize and reward the named executive officers for the attainment of long-term business objectives, and to retain executive talent.

In assessing and determining compensation for our named executive officers, the Compensation Committee examines competitive data for each of the various compensation elements and makes decisions after considering each individual element and its effect on total compensation and the corresponding position in the competitive market range. There is no pre-established policy or target for the allocation between cash and non-cash compensation or short-term and long-term compensation. “Tally sheets” showing, for each named executive officer, the individual compensation elements, amounts of each element, participation in benefit programs and perquisites and other personal benefits were prepared by management and reviewed by the Compensation Committee in 2007.

Base Salary. Base salaries for named executive officers are generally established between the median and 75th percentile of the peer group. The Compensation Committee determines base salaries using peer group data to reflect the contribution of the individual in the MasterCard management hierarchy. While salaried employees are eligible for annual merit increases based primarily on performance of their job responsibilities and their position relative to the job market, base salaries are generally held constant for senior level executives once market competitive levels have been achieved, subject to competitive factors and/or changing job responsibilities.

Annual Incentive. We provide our named executive officers with an opportunity to earn cash incentive awards through the Senior Executive Annual Incentive Compensation Plan, or SEAICP. These awards are designed to reward the attainment of specific performance measures during a fiscal year. The Compensation Committee generally establishes target annual incentives between the median and 75th percentile of the peer group. Each named executive officer’s target SEAICP opportunity is determined based on peer group practices and internal equity considerations among executive officers within the Company, taking into account seniority, title, job responsibilities and prior performance.

Performance goals for the Company’s named executive officers for 2007 under the SEAICP were established by the Compensation Committee in February 2007. The metrics selected for the funding formula were net income and return on equity, to be weighted on an equivalent basis. The Compensation Committee determined that net income was a key metric in measuring management’s success in executing the Company’s strategies and initiatives, and that both net income and return on equity would be appropriate measures to align the success of MasterCard and its management team with increased value for shareholders. To fund cash bonuses at target levels, the Compensation Committee determined that the Company’s performance would need to result in year-over-year net income growth of at least 20% for 2007 (excluding the following special items for 2006: (1) a $395 million non-cash expense resulting from the donation of shares to the MasterCard Foundation simultaneous with consummation of the IPO, (2) $7 million of interest income earned on IPO proceeds ultimately used for the redemption of shares of Class B common stock and (3) $25 million for litigation settlements (collectively, the “2006 Special Items”)). The Compensation Committee determined that the 20% net income growth target for 2007 was challenging yet attainable, notwithstanding the Company’s achievement of a record earnings year in 2006 (excluding 2006 Special Items). To fund maximum bonuses, the Compensation Committee determined in February 2007 that the Company’s performance would need to result in year-over-year net income growth of at least 50% for 2007, excluding 2006 Special Items. Extraordinary items that ultimately impacted the calculation of 2007 net income under the SEAICP, and which were specifically identified by category by the Compensation Committee in February 2007, included: (1) the exclusion of $59 million of after-tax income related to a settlement received under an agreement to discontinue the Company’s sponsorship of the 2010 and 2014 World Cup soccer events (the “World Cup Settlement”), (2) the addition of $2 million of litigation costs on an after-tax basis, (3) the exclusion of $254 million of after-tax gains realized from sales of the Company’s investment in Redecard S.A. in Brazil (the “Redecard Transaction”), (4) the effect of foreign exchange rates with respect to the Euro and (5) the exclusion of unused contingency funds from the Company’s 2007 budget. In setting the target for return on equity for 2007, the Compensation Committee calculated return on equity using the net income target as well as actual 2006 return on equity and projected equity for year end 2007. The return on equity calculation for 2007 excluded the identical items that were excluded from the SEAICP net income calculation described above and also excluded the net effect of the Company’s 2007 share repurchase program. The maximum allowable performance score for SEAICP funding purposes in accordance with the return on equity/net income matrix approved by the Compensation Committee was 200% of the sum of target bonuses for all individuals in such plan. Pursuant to the terms of awards granted under the SEAICP, no individual was permitted to receive an award in excess of 250% of his or her individual target bonus amount.

Based on the Company’s actual achievement of maximum net income and return on equity targets, pursuant to the terms of the plan, the SEAICP could have been funded at 200% of target bonuses. In addition to the SEAICP funding formula, the amount of the payout for each of the SEAICP participants was also based upon achievement of pre-determined quantitative and qualitative corporate performance goals, known as the corporate scorecard. The corporate scorecard includes metrics related to: (1) executing on the Company’s customer strategy, (2) delivering shareholder value by achieving net income targets, improving the ratio of income to revenue, net revenue growth, and return on equity and (3) enhancing organizational capabilities and strengthening and developing people. The Compensation Committee considers the Company’s performance against the return on equity and net income targets and the corporate scorecard and then uses its business judgment in determining the amount of the incentive compensation for named executive officers. The Compensation Committee does not attempt to quantify, rank or assign relative weight to the various metrics included on the corporate scorecard. The Chief Executive Officer presented to the Compensation Committee the Company’s results as measured against the quantitative and qualitative corporate scorecard. In some cases, the Company did not attain certain previously identified internal and customer-related objectives. The Compensation Committee then considered the Company’s strong performance against net income and return on equity targets, as well as the information provided by the Chief Executive Officer concerning performance against the corporate scorecard. After considering all of this information, the Compensation Committee exercised a level of negative discretion and reduced the amount of the bonuses paid to each of the named executive officers to an amount between target and maximum. The amounts approved by the Compensation Committee generally were equal to 160% of target, except with respect to Messrs. Heuer and Dunbar, who received 173% and 135% of target, respectively.

The table below sets forth the threshold, target, maximum and actual payout under our SEAICP for 2007 for each of our named executive officers:

	Threshold	Target	Maximum	Actual	% of Target
Robert W. Selander	$675,000	$1,350,000	$3,375,000	$2,160,000	160%
Martina Hund-Mejean(1)	$—	$—	$—	$—	—
Chris A. McWilton	$250,000	$500,000	$1,250,000	$800,000	160%
Alan J. Heuer	$375,000	$750,000	$1,875,000	$1,300,000	173%
Noah J. Hanft	$202,500	$405,000	$1,012,500	$650,000	160%
W. Roy Dunbar	$300,000	$600,000	$1,500,000	$810,000	135%

(1)	Ms. Hund-Mejean joined the Company in November 2007 and was not eligible to participate in the SEAICP in 2007.

While most of the named executive officers received a score and therefore an actual payout in line with the overall corporate scorecard, the Compensation Committee chose to authorize incentive compensation under the SEAICP for Mr. Heuer, as head of the customer group, above the overall corporate scorecard (173% of target) in recognition for his contributions to the achievement by MasterCard of net revenue growth substantially above target. With respect to Mr. Dunbar, in his role as head of Global Technology and Operations, the Compensation Committee chose to authorize compensation below the overall corporate scorecard (135% of the target) because his attainment of specific internal objectives did not exceed scorecard objectives to the same degree as other business units.

Long-Term Incentive. The Compensation Committee uses equity grants as the primary means of providing long-term incentives to our named executive officers. Equity grants are generally established between the median and the 75th percentile of the peer group at the original grant price. Performance stock units, or PSUs, and non-qualified stock options were granted to employees and executives of the Company in March 2007 during the annual grant cycle. For grants in 2007 and in subsequent years, the long-term incentive plan requires stock option grants to have an exercise price equal to the closing price of our Class A Common Stock on the date of grant, whereas prior grants were required to have an exercise price equal to the average of the high and low prices on the date immediately preceding the grant date. Additionally, beginning with the 2007 equity grants, named executive officer participation in the long-term incentive plan is conditioned upon participants signing a non-solicitation and non-competition agreement with the Company that is effective for the greater of twelve months after termination from the Company or the remaining vesting period of any award held by such participant who has retired.

The Compensation Committee determined that for 2007 all named executive officers should receive a long-term incentive award that was composed of 50% in value in stock options and 50% in value in PSUs. Additionally, in 2007, Mr. McWilton, our Chief Financial Officer until November 14, 2007, and Mr. Hanft, our General Counsel, were awarded grants of restricted stock units, or RSUs, in recognition of their respective contributions to the Company’s successful IPO during 2006.

In making its determination on what type of awards to grant, the Compensation Committee considered peer group information, emerging trends in long-term grants and the deductibility of awards under Section 162(m) of the Internal Revenue Code for performance-based compensation. The Compensation Committee also considered the effects of a Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“FAS 123R”), on the Company’s accounting for stock-based payments. The Compensation Committee further considered the effect of having the Chief Executive Officer and other named executive officers receive a significant portion of their total direct compensation in equity awards to motivate and provide an incentive for these officers and to align their interests with those of our stockholders.

For 2007, the Compensation Committee decided to utilize PSUs for the first time, because the Compensation Committee desired to: (1) tie certain long-term incentive compensation to the achievement of long-term objectives, (2) have the value of the award upon vesting determined by performance against certain objectives rather than solely dictated by the Company’s future stock price, and (3) provide an award to the named executive officers that could be deductible under Section 162(m) of the Internal Revenue Code for performance-based compensation. With respect to the award of PSUs, the metrics of net income (cumulative over the three-year period from 2007-2009) and return on equity (average of the three years) against pre-determined targets were used to measure the Company’s performance and will be used to determine the final number of shares that will be delivered to the named executive officer. When determining the goals for PSUs for the 2007-2009 performance period, the Compensation Committee reviewed the Company’s annual budget as well as a three-year outlook to determine what it believed to be challenging yet attainable threshold, target and maximum performance. In its financial statements for the year ended December 31, 2007, the Company began accruing the PSU awards at maximum performance level based on the Company’s assessment of its obligations based on quantitative and qualitative considerations of actual and forecasted results as compared to performance targets for net income and return on equity as of December 31, 2007. Columns (i) and (j) in the “Outstanding Equity Awards at 2007 Fiscal Year-End” table that follows this section reflect the estimated number of PSUs granted on March 1, 2007, consistent with the Company’s accrual of these awards in its financial statements for the year ended December 31, 2007. The actual number of PSUs and actual payout value of unearned shares has not been determined and will be determined based on the Company’s performance over the three-year performance period ending December 31, 2009.

Role of Executive Officers in Compensation Decisions

Compensation decisions for the named executive officers for the current year are generally discussed in the fourth quarter of the prior year. The decisions are then approved in the first quarter of the current year, when earnings for the prior year have been finalized and the related fiscal year-end financial statements have been audited.

In connection with annual compensation decisions for named executive officers, Mr. Selander, our Chief Executive Officer, discusses with the Compensation Committee the Company’s performance for the year. He then provides a summary of business unit and individual performance, their impact on the corporate scorecard and an assessment of each executive officer’s potential and core competencies. Using information compiled and supplied by Towers Perrin, including peer group compensation information, Mr. Selander presents compensation recommendations for the named executive officers other than himself to the Compensation Committee for its review and discussion. Towers Perrin provides background information on how the peer group data has been generated and assesses the competitive positioning of each executive. When the discussion relates to Mr. Selander’s performance and compensation, Mr. Selander outlines his challenges and successes for the year and then is excused from the meeting. The Chairman of the Compensation Committee and the Chief Administrative Officer then lead the discussion on Mr. Selander’s performance. The Chairman of the Compensation Committee then makes a recommendation to the Compensation Committee concerning Mr. Selander’s base salary, annual incentive target and long-term incentive target for the ensuing year and the amount of bonus earned for the most recently-completed year. The Compensation Committee also receives information from Towers Perrin, which includes compensation information from the peer group companies, and discusses compensation matters with them. The Compensation Committee then meets in private to evaluate recommendations and ultimately makes preliminary compensation determinations for named executive officers (including Mr. Selander) conditioned upon a satisfactory outcome of the year-end financial statement audit. Other than Mr. Selander and the Chief Administrative Officer, no named executive officer discusses or makes a recommendation to the Compensation Committee concerning compensation of the named executive officers.

Other Compensation

The other elements of compensation include perquisites and other personal benefits, deferred compensation and other benefits.

Perquisites and Other Personal Benefits. For 2007, perquisite allowances were approved for each of the named executive officers and were designed to give each named executive officer a discretionary amount to spend. The Compensation Committee has determined that perquisite allowances are the most effective delivery mechanism because they provide flexibility to the executive and are excluded from ordinary compensation for the purposes of determining benefits or bonuses. In 2007, the amounts were reduced to market competitive levels based on an analysis of perquisite practices at the peer group companies. For security reasons, in 2007 the Company also paid for home security systems and monitoring for three named executive officers. In 2008, the Compensation Committee determined that home security would no longer be paid for separately by the Company, but instead would be included within the perquisite allowance for the named executive officers. The Compensation Committee will continue to evaluate the need for perquisites and appropriate levels in the future. For more information on perquisites and other personal benefits provided to our named executive officers, refer to the “All Other Compensation in 2007” table in this Proxy Statement.

Deferred Compensation. In 2007, all employees, including the named executive officers, who exceeded an annual combined base salary and bonus threshold of $170,000 during 2006, were eligible to defer a portion of future compensation into a non-qualified deferred compensation arrangement, referred to as the MasterCard Incorporated Deferral Plan. None of the named executive officers elected to defer compensation in 2007. Management has made all plan changes necessary to comply with Section 409A of the Internal Revenue Code. The Compensation Committee has reviewed and approved these changes.

The Company maintains the Value Appreciation Plan (the “VAP”), a frozen incentive compensation plan established in 1995 for executive officers and other key employees. Annual awards were granted to VAP participants from 1995 through 1998, entitling participants to receive on their exercise of vested rights the net appreciation of a portfolio of bank stocks through September 30, 2004 and, beginning on October 1, 2004, earnings on investments in third-party investment vehicles. Any remaining participants have been fully vested in the VAP since 2004. Contributions to the VAP have been discontinued, and following the exercise of vested rights in early January 2008, no assets remain in the plan.

Additionally, awards of RSUs from prior grants that are not forfeitable by, and have not been released to, the named executive officers are considered deferred compensation. Information regarding these payments can be found in the “Nonqualified Deferred Compensation in 2007” table.

Other Benefits. The Company maintains several other benefit plans and programs in which named executive officers are eligible to participate. These plans and programs include (1) the MasterCard Accumulation Plan (the “MAP”), (2) the Shared Profit and Savings Plan, (3) the Restoration Program (formerly the Annuity Bonus Program), (4) a Supplemental Executive Retirement Plan (the “SERP”) and (5) our health and welfare programs. The Company desires to provide competitive benefits to all employees of the Company. The Compensation Committee is responsible for reviewing specific benefit arrangements for named executive officers and other key employees to determine competitiveness in the market, as well as to ensure that these programs are consistent with management’s objectives to attract, retain and motivate high-performing employees.

The MAP is a tax-qualified defined benefit pension plan that provides benefits using a cash balance formula. Prior to June 30, 2007, all U.S. employees of the Company, including named executive officers, generally were eligible to participate in this plan. During 2007, MasterCard implemented several changes to the U.S. retirement program to more appropriately align the benefit level with the competitive marketplace. As part of these changes, MasterCard eliminated the MAP for all new hires after June 30, 2007 and froze the pay credit level for all existing employees at that date. Under the MAP’s cash balance formula, a notional account is established for each participant, to which a percentage of the participant’s eligible compensation is credited, 4.5% for the first four years of service increasing to 12% for the 20th through the 30th year and zero thereafter. Certain participants who were both participants in the MAP, and at least 50 years of age on December 31, 2000, are entitled to minimum pay credits of 9%, commencing at age 50, and up to a maximum of 14% at age 60 and older. Eligible compensation means a participant’s base salary and annual cash bonus, up to the limit on compensation under Section 401(a)(17) of the Internal Revenue Code, which was $225,000 in 2007. In addition to the pay credits, a participant’s account under the MAP receives investment credits based on the yield on 30-Year Treasury securities.

In addition to the pay credit described above, the MAP in effect as of December 31, 2007 provides that participants whose base salary and annual cash bonus exceed the limit under Section 401(a)(17) of the Code, but do not exceed $400,000, receive a pay credit with respect to the amount above the Section 401(a)(17) limit, which is determined in the manner described above, based on the participant’s service or age, as applicable. However, this pay credit will not exceed 28% of the participant’s eligible compensation.

The Shared Profit and Savings Plan is a retirement plan for U.S. employees, including named executive officers. For 2007, the components of the plan include employee contributions on a before-tax and after-tax basis and an employer matching contribution. Employees hired after June 30, 2007 are eligible for an enhanced 401(k) match (employer matching contribution equal to 125% of employee before-tax and after-tax contributions, up to 6% of eligible compensation). Employees participating in the MAP (those who were hired prior to July 1, 2007) continue to receive an employer matching contribution equal to 100% of employee contributions, up to 6% of eligible compensation. Eligible compensation in the Shared Profit and Savings Plan is limited to base salary, up to the limit on compensation under Section 401(a)(17) of the Internal Revenue Code, which was $225,000 in 2007. Effective for 2007, the Company did not, and for future years, the Company does not intend to, contribute profit sharing contributions to the Shared Profit and Savings Plan. Rather, the Company intends to pay any profit-sharing contributions for a calendar year to employees as cash compensation in the first quarter of the following year.

The Restoration Program is an arrangement for certain highly-compensated employees, including named executive officers, that provides for annual taxable payments intended to restore benefits that could not be earned under the MAP and Shared Profit and Savings Plan due limits imposed by the Internal Revenue Code. Section 415 of the Internal Revenue Code generally limits the annual benefits that can be earned or paid under the MAP ($180,000 in 2007) and annual contributions that may be credited to a participant’s account under the Shared Profit and Savings Plan ($45,000 in 2007). Section 401(a)(17) of the Internal Revenue Code limits the annual compensation that can be used to calculate annual pay credits under the MAP and annual contributions to the Shared Profit and Savings Plan ($225,000 in 2007). Under the Restoration Program, actively employed eligible employees receive an annual payment that is intended to approximately restore, for a calendar year, the difference between (i) the pay credits under the MAP and contributions in the Shared Profit and Savings Plan an employee could have earned in the absence of the limits imposed by the Internal Revenue Code and (ii) the pay credits and contributions actually earned under the MAP and the Shared Profit and Savings Plan.

The Company also maintains a supplemental defined benefit pension plan, the SERP, for its key executives who participate in the MAP. Currently, participation in the SERP is restricted solely to six executives, including four of the named executive officers. The SERP in effect during 2007 provided that participants who have a vested benefit may receive a benefit following termination of employment equal to a designated percentage of the participant’s final 48-month average base pay (determined as of the vesting date), that is the lump sum actuarial equivalent of a life annuity for the life of a participant, reduced by (i) a benefit under a hypothetical prior employer benefit plan, (ii) the benefits earned under the MAP as of the vesting date, (iii) the portion of the benefit under the Restoration Program as of the vesting date related to the MAP benefit and (iv) estimated Social Security. The designated percentages of the final 48-month average base pay are 100% for the Chief Executive Officer, Mr. Selander, and 80% for all other participants. To the extent that the offsets are greater than the aggregate SERP benefit, a participant would not receive a payout under the SERP. Participants in the SERP generally vest in their benefits upon the attainment of age 60 and four years of SERP participation, in each case, while employed by the Company.

The SERP was amended during 2007, effective January 1, 2008, to conform with Section 409A of the Internal Revenue Code and to make certain other changes. However, the SERP was implemented prior to MasterCard’s IPO and prior to MasterCard’s ability to grant equity to its executives. Following a review of the SERP conducted by the Compensation Committee in 2007, the Compensation Committee decided in February 2008 to discontinue the SERP, although the current participants retain their right to receive their vested balance in accordance with the terms of the SERP. For more information on the MAP and the SERP, see the section entitled “Pension Benefits in 2007” that follows this Compensation Discussion and Analysis.

CEO Compensation and Performance

Mr. Selander’s compensation that was awarded or earned during 2007 included base salary, an annual incentive award and a long-term incentive award. The Compensation Committee determined the level for each of these elements using methods consistent with those used for each of the other named executive officers.

During the year ended December 31, 2007, MasterCard achieved several significant milestones, including:

•	revenue growth of 22%, from $3.33 billion in 2006 to $4.07 billion in 2007;

•	significantly increased operating margin over 2006;

•	achievement of full-year gross dollar volume (GDV) of nearly $2.3 trillion;

•

net income (adjusted to exclude proceeds from the Redecard Transaction and litigation settlement) of $775 million, or $5.71 per share, based upon generally accepted accounting principles in the United States.

In recognition of the significant milestones achieved by the Company under Mr. Selander’s leadership, including those identified above, and after considering that Mr. Selander did not receive an increase in base salary in any of the prior two years, the Compensation Committee decided to increase Mr. Selander’s base salary from $900,000 to $1,000,000, effective in 2008. In light of the significant achievement of corporate goals that allowed the SEAICP to be potentially funded at maximum levels for 2007 performance, and Mr. Selander’s role in those achievements, in March 2008, Mr. Selander received an SEAICP award of $2,160,000 corresponding to the corporate score of 160% for 2007.

•

For 2007, Mr. Selander’s base salary, actual bonus and target long-term incentive placed him between the 50 th and 75th percentile of the peer group. The Compensation Committee believes that he is appropriately positioned given his successful performance in the role during his 10-year tenure as President and Chief Executive Officer.

•	Mr. Selander’s 2008 base salary, target bonus and target long-term award also place him between the 50th and 75th percentile of the peer group.

Differences in compensation and awards granted to our named executive officers during 2007 did not result from the application of different policies to individual named executive officers. However, the variance between compensation paid to Mr. Selander, our Chief Executive Officer, and the other named executive officers arose due to the different roles and levels of responsibility between the Chief Executive Officer and the other named executive officers, and the higher level of compensation that is paid to chief executive officers generally among the peer group companies.

Stock Option Grant Practices

The Compensation Committee has adopted a policy with respect to equity awards that contains procedures to prevent stock option backdating or other timing issues. Under the policy, the Compensation Committee has exclusive authority to grant equity awards to our named executive officers and other employees. The policy also provides that annual equity grants to employees will be approved by the Compensation Committee at a meeting prior to March 1 each year, with the dollar amounts for such awards to be set at such meeting and grants to be made effective as of, and with an exercise price to be set based on the fair market value of the stock on, March 1 each year. If March 1 falls on a weekend, the exercise price for any stock options granted will be the closing price of our Class A Common Stock on the NYSE on the last business day prior to March 1. Grants of equity awards to new employees or to reflect promotions or other special events may be made during other times in the year. If an employee joins the Company and has been offered stock-based awards as part of his compensation, approval from the Compensation Committee will be sought at its next regularly scheduled Compensation Committee meeting and the exercise price of any stock options will be the closing price of our Class A Common Stock on the NYSE on the date of the Compensation Committee’s approval of the award, unless the Company is in a company-imposed black-out period under its insider trading policy. Under the Company’s insider trading policy, named executive officers, other employees with access to material non-public information about the Company and directors are prohibited from engaging in transactions in the Company’s securities during black out periods, and the Compensation Committee’s policy with respect to option grants that occur on dates other than March 1 is consistent with the Company’s insider trading policy.

Stock Ownership Guidelines; Hedging Prohibition

The Compensation Committee believes that stock ownership guidelines are important for the purpose of aligning the interests of named executive officers and key employees with the interests of stockholders. In December 2006, the Compensation Committee adopted executive stock ownership guidelines. These ownership guidelines cover approximately 70 key managers and executives, including the named executive officers. The guidelines call for ownership of one to six times the individual’s base salary in stock. Under the guidelines, Mr. Selander is expected to hold at least six times his base salary in stock, Mr. Heuer is expected to hold at least five times his base salary in stock and the other named executive officers at least four times their base salary in stock. For purposes of these guidelines, shares of the Company’s common stock held directly or indirectly by the named executive officer are included; however, restricted stock, RSUs, performance share units and unexercised stock options held by the named executive officer are excluded. Each employee is given three years to attain these ownership levels. The guidelines are waived once an executive reaches the age of 62. In general, the Compensation Committee does not consider any previous awards when determining the compensation of the named executive officers. However, if an executive officer does not meet the stock ownership guidelines described above, the Compensation Committee may direct a larger percentage of the executive officer’s future compensation into equity-based compensation.

Under the Company’s Code of Conduct, employees are not permitted to hedge their economic exposure to the Company’s stock that they own, meaning that employees may not engage in trading in or writing options, buying puts, calls, other derivative securities, short selling or similar types of transactions in the Company’s securities.

Tax Implications—Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which requires that public companies meet specific criteria in order to deduct, for federal income tax purposes, compensation over $1,000,000 paid to the Chief Executive Officer and the three highest compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer. Compensation paid under the SEAICP and as part of our long-term incentive compensation is generally intended to be fully deductible for federal income tax purposes. The Compensation Committee continues to use RSUs, which are not deductible under Section 162(m), on a limited basis. The Compensation Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive talent needed for the Company’s success. Consequently, as it did in 2007, in any year the Compensation Committee may authorize compensation in excess of $1,000,000 that is not performance-based under Section 162(m). The Compensation Committee recognizes that the loss of a tax deduction may be unavoidable in these circumstances.

2008 Compensation Grants

On February 4, 2008, the Compensation Committee approved performance targets for the year ending December 31, 2008 that will be used to determine funding for cash bonus awards that may be paid to named executive officers under the SEAICP. The cash bonus awards for 2008 under the SEAICP are based on the Company’s achievement of predetermined net income and operating margin targets and the actual bonus award payout amounts will be based on a weighting of 2/3rd net income performance and 1/3rd weighting on operating margin improvement achieved against such targets. The Compensation Committee believed that challenging yet attainable targets were established, taking into consideration past performance, current market and economic conditions and operating budgets. The Compensation Committee may reduce award amounts at its discretion. The Compensation Committee set the 2008 annual incentive awards (as a percentage of base salary) under the SEAICP for our named executive officers as follows:

	Performance Level Achieved
Name	Threshold*	Target	Maximum
Robert W. Selander	75%	150%	375%
Martina Hund-Mejean	50%	100%	250%
Chris A. McWilton	50%	100%	250%
Alan J. Heuer	50%	100%	250%
Noah J. Hanft	50%	100%	250%
W. Roy Dunbar(1)	—	—	—

(1)	Mr. Dunbar resigned from the Company effective March 15, 2008.
*	Performance below threshold would result in no cash bonus payout.

Additionally, on March 1, 2008, the Compensation Committee granted the following aggregate dollar amounts of stock options and PSUs under our long-term incentive plan to our named executive officers:

Name	Stock Options	Performance Stock Units	Total
Robert W. Selander	$2,750,000	$2,750,000	$5,500,000
Martina Hund-Mejean	$500,000	$500,000	$1,000,000
Chris A. McWilton	$550,000	$550,000	$1,100,000
Alan J. Heuer(1)	$0	$2,700,000	$2,700,000
Noah J. Hanft	$475,000	$475,000	$950,000

(1)	Mr. Heuer’s 2008 long-term incentive grant consisted of all performance stock units, and no stock options, in light of his decision to retire from the Company at the end of 2008. The Compensation Committee determined that PSUs would be the most appropriate type of award, as they would provide Mr. Heuer with a vested interest in the performance of his successors.

The stock option awards have an exercise price of $190.00 per share, the closing price of the Company’s Class A Common Stock on the NYSE on February 29, 2008, the last business day prior to the March 1, 2008 grant date, and vest in four equal annual installments beginning on March 1, 2009. The stock option awards have a term of ten years. Performance stock units were converted from the dollar amount shown above to performance stock units based on a share price of $190.00. The ultimate number of shares to be received by the named executive officer upon vesting will be determined by the Company’s performance against predetermined net income (2/3rd weighting) and operating margin (1/3rd weighting) goals for the three-year period commencing January 1, 2008. When determining the goals for the PSUs for the 2008-2010 performance period, the Compensation Committee reviewed the Company’s annual budget as well as a three-year outlook to determine what it believed to be challenging yet attainable threshold, target and maximum performance. Vesting of the performance units and the release of the underlying shares will occur on or about February 28, 2011.

Severance Agreements

The Company has entered into employment agreements with each of the named executive officers (other than Ms. Hund-Mejean), which provide severance under certain circumstances. To date, the Company has only entered into an employment offer letter with Ms. Hund-Mejean, which also provides severance under certain circumstances. Initially, the Company set the level of benefits under these agreements based on its understanding of market practices for similar positions.

When making compensation decisions for the named executive officers, the Compensation Committee generally does not consider the potential payments that may be made in the future to the named executive officers in the event of termination of employment or a change in control. The employment agreements with each of the named executive officers (other than Ms. Hund-Mejean and, in certain respects, Mr. Selander) are substantially similar to one another. The employment agreements provide a general framework for compensation, and generally set minimum levels of compensation, job responsibilities and severance arrangements governing the obligations of the parties following a termination of employment or a change in control of the Company. The potential severance payments to named executive officers were approved as part of the employment agreement with the named executive officer after consideration by the Company of the need to attract key employees, preserve employee morale and encourage retention in the face of a potential disruptive impact of a termination of employment or a change in control of the Company. In addition, the Company believes that the severance payments provide an appropriate incentive for the executive to comply with the non-competition, non-solicitation and confidentiality restrictions following a termination of employment. Moreover, the benefits provided to the named executive officers in the event of a change in control of the Company are designed to allow the executives to assess takeover bids objectively without regard to the potential impact on their own job security.

For a further discussion of these severance arrangements, including a discussion of the Company’s severance arrangement with Mr. Selander, refer to the section of this Proxy Statement entitled “Potential Payments Upon Termination or Change-in-Control.”

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

THE HUMAN RESOURCES AND

COMPENSATION COMMITTEE

David R. Carlucci, Chairman

Bernard S.Y. Fung

Marc Olivié

Tan Teong Hean

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee has ever served as an officer or employee of the Company. In addition, no executive officer of the Company serves on the compensation committee or board of directors of a company for which any of our directors serves as an executive officer or was a party to any disclosable related person transaction in which the Company was a participant.

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid or earned for 2007 and 2006 by each of our principal executive officer, the two individuals who served at any time during 2007 as our principal financial officer and the three other most highly compensated executive officers for the year ended December 31, 2007 (collectively, the “named executive officers”). As discussed in footnotes (2) and (3) to the Summary Compensation Table, amounts in the Stock Awards and Option Awards columns may not be comparable among the named executive officers because some of our named executive officers are retirement-eligible, while others are not. Whether a named executive officer is retirement-eligible or not affects the amount of compensation we report in these columns.

Name & Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)		Stock Awards ($) (e)		Option Awards ($) (f)		Non-Equity Incentive Plan Compensation ($) (g)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)		All Other Compensation ($) (i)		Total ($) (j)
Robert W. Selander	2007	$900,000	$82,800	(1)	$5,000,094	(2)	$2,500,003	(3)	$2,160,000	(4)	$379,605	(5)	$2,884,703	(6)	$13,907,205
President, Chief	2006	$900,000	$—		$3,850,835		$2,815,272		$4,886,000		$425,744		$2,450,912		$15,328,763
Executive Officer

Martina Hund-Mejean(7)	2007	$68,269	$—		$74,177	(2)	$15,864	(3)	$—		$—		$2,542	(6)	$160,852
Chief Financial Officer

Chris A. McWilton(8)	2007	$500,000	$46,000	(1)	$1,055,994	(2)	$181,431	(3)	$800,000	(4)	$105,966	(5)	$233,655	(6)	$2,923,046
Chief Financial Officer	2006	$495,833	$—		$391,505		$76,780		$1,538,674		$88,274		$207,136		$2,798,202

Alan J. Heuer(9)	2007	$750,000	$69,000	(1)	$2,700,191	(2)	$1,350,049	(3)	$1,300,000	(4)	$—	(5)	$344,736	(6)	$6,513,976
Chief Operating Officer	2006	$750,000	$1,000,000		$2,726,198		$912,189		$2,427,000		$128,098		$2,328,067		$10,271,552

Noah J. Hanft	2007	$454,167	$41,783	(1)	$1,829,404	(2)	$550,176	(3)	$650,000	(4)	$255,675	(5)	$176,774	(6)	$3,957,979
General Counsel	2006	$445,833	$—		$783,723		$141,267		$1,497,410		$159,646		$434,571		$3,462,450

W. Roy Dunbar(10)	2007	$600,000	$55,200	(1)	$1,357,557	(2)	$308,453	(3)	$810,000	(4)	$90,935	(5)	$110,515	(6)	$3,332,660
President, Global	2006	$600,000	$1,995,000		$611,669		$130,536		$1,670,849		$98,395		$110,049		$5,216,498
Technology & Operations

(1)	Amount represents 2007 profit sharing payment outside of a defined contribution plan. The 2006 profit sharing payment is included in the All Other Compensation column (i) because it was made under a defined contribution plan.
(2)	Represents the amount of compensation cost recognized by the Company in 2007 in accordance with FAS 123R for stock-based awards made to each named executive officer. For Messrs. Selander and Heuer, who are each retirement-eligible, the amount represents the grant date fair value of the 2007 PSU awards. For Ms. Hund-Mejean and Messrs. McWilton and Dunbar, who are not retirement-eligible, and for Mr. Hanft, who was not retirement-eligible at December 31, 2007, the amount represents the pro-rata portion of the costs recognized in 2007 for the PSU and RSU awards made during 2007 and, other than with respect to Ms. Hund-Mejean, RSU awards made prior to 2007 that were not vested as of December 31, 2006. For Mr. Hanft, certain awards have accelerated expense recognition due to the fact that he reached retirement age prior to the original vesting schedule. Assumptions used in the calculation of this amount are included in footnote 16 to the Company’s audited financial statements for the year ended December 31, 2007 included in the Form 10-K.
(3)	Represents the amount of compensation cost recognized by the Company in 2007 in accordance with FAS 123R for stock option awards made to each named executive officer. For Messrs. Selander and Heuer, who are each retirement-eligible, the amount represents the grant date fair value of the stock option awards made during 2007. For Ms. Hund-Mejean and Messrs. McWilton and Dunbar, who are not retirement-eligible, and for Mr. Hanft, who was not retirement-eligible at December 31, 2007, the amount represents the pro-rata portion of the costs recognized in 2007 for the stock option awards made during 2007 and, other than with respect to Ms. Hund-Mejean, stock option awards made prior to 2007 that were not vested as of December 31, 2006. For Mr. Hanft, the awards have accelerated expense recognition due to the fact that he reached retirement age prior to the original vesting schedule. A Black-Scholes value was determined for the fair value of the options as of the grant date. Assumptions used in the calculation of this amount are included in footnote 16 to the Company’s audited financial statements for the year ended December 31, 2007 included in the Form 10-K.
(4)	Amounts represent performance-based incentive compensation paid on March 14, 2008 and earned by the named executive officers in 2007.
(5)

Amounts reflect the actuarial increase in the present value of the named executive officer’s benefits under the MAP and the SERP determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. Amounts reflect: (a) changes to SERP in 2007 (Mr. Selander—$338,000; Mr. McWilton—$93,000; Mr. Heuer—($702,000); Mr. Hanft—$210,000; Mr. Dunbar—$79,000), (b) increases to MAP balances in 2007 (Mr. Selander—$41,605; Mr. McWilton—$12,966; Mr. Heuer—$50,832; Mr. Hanft—$45,675; Mr. Dunbar—$11,935), and (c) earnings or losses on MasterCard Incorporated Deferral Plan balances in 2007 (Mr. Heuer—$89,784). A 2007 total for Mr. Heuer is not reflected in the table because it is a negative amount.

(6)	See the All Other Compensation in 2007 table following the Summary Compensation Table for certain information with respect to this column.
(7)	Ms. Hund-Mejean joined the Company as Chief Financial Officer, effective November 15, 2007.
(8)	Mr. McWilton served as the Company’s Chief Financial Officer from January 1, 2007 to November 14, 2007, and since November 15, 2007 has served as the Company’s President, Global Accounts.
(9)	Mr. Heuer is expected to retire from the Company by the end of 2008.
(10)	Mr. Dunbar resigned from the Company effective March 15, 2008.

ALL OTHER COMPENSATION IN 2007

The following table sets forth certain information with respect to the “All Other Compensation” column of the Summary Compensation Table for 2007 for the named executive officers.

Name (a)	Perquisites & Other Personal Benefits (1)(b)	Payments / Accruals on Termination Plans (c)	Registrant Contributions to Defined Contribution Plans (2)(d)	Insurance Premiums (3)(e)	Tax Reimbursements (f)	Other (g)
Robert W. Selander	$61,141	$—	$495,000	$36,800	$—	$2,291,762	(4)

Martina Hund-Mejean	$—	$—	$2,542	$—	$—	$—

Chris A. McWilton	$27,841	$—	$205,814	$—	$—	$—

Alan J. Heuer	$41,116	$—	$300,500	$3,120	$—	$—

Noah J. Hanft	$25,000	$—	$150,750	$1,024	$—	$—

W. Roy Dunbar	$25,000	$—	$85,515	$—	$—	$—

(1)	Amounts represent (a) payment in lieu of perquisites (Mr. Selander—$45,000; Mr. Heuer—$35,000; Messrs. McWilton, Hanft and Dunbar—$25,000, (b) payments for Messrs. Selander, Heuer and McWilton with respect to home security and associated monitoring and (c) payments for Mr. Selander with respect to personal use of a car service. In 2007, Mr. Selander used the corporate aircraft for business purposes only. On occasions when his spouse traveled with him, he reimbursed the Company in accordance with IRS guidelines. The use resulted in no incremental cost to the Company, other than an immaterial tax cost.
(2)	Amounts represent (a) matching contributions under the 401(k) matching component of the Shared Profit and Savings Plan (Messrs. Selander, McWilton, Heuer, Hanft and Dunbar—$13,500; Ms. Hund-Mejean—$2,542), and (b) Company contributions to the Restoration Program (Mr. Selander—$481,500; Mr. McWilton—$192,314; Mr. Heuer—$287,000; Mr. Hanft—$137,250; and Mr. Dunbar—$72,015).
(3)	Amounts represent 2007 premiums paid by the Company for executive life insurance coverage.
(4)	Amount represents payouts under our discontinued VAP.

GRANTS OF PLAN-BASED AWARDS IN 2007

The following table sets forth certain information with respect to awards granted during the year ended December 31, 2007 to each of our named executive officers.

Name (a)	Grant Date (b)	Date of Action (1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)		All Other Option Awards: Number of Securities Underlying Options (#) (j)		Exercise or base Price of Option Awards ($ / Sh) (k)	Grant Date Fair Value of Stock & Option Awards(5) (l)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
			(c)	(d)	(e)	(f)	(g)	(h)
Robert W. Selander	3/1/2007	2/5/2007									63,020	(4)	$106.29	$2,500,003
	3/1/2007	2/5/2007				11,761	23,521	47,042						$2,500,047
		2/5/2007	$675,000	$1,350,000	$3,375,000

Martina Hund-Mejean	12/5/2007	12/5/2007									10,000	(6)	$200.07	$859,000
	12/5/2007	12/5/2007							14,995	(7)				$3,000,050

Chris A. McWilton	3/1/2007	2/5/2007									12,604	(4)	$106.29	$500,001
	3/1/2007	2/5/2007				2,353	4,705	9,410						$500,094
	3/1/2007	2/5/2007							7,057	(8)				$750,089
		2/5/2007	$250,000	$500,000	$1,250,000

Alan J. Heuer	3/1/2007	2/5/2007									34,032	(4)	$106.29	$1,350,049
	3/1/2007	2/5/2007				6,351	12,702	25,404						$1,350,096
		2/5/2007	$375,000	$750,000	$1,875,000

Noah J. Hanft	3/1/2007	2/5/2007									10,712	(4)	$106.29	$424,945
	3/1/2007	2/5/2007				2,000	3,999	7,998						$425,054
	3/1/2007	2/5/2007							4,705	(8)				$500,094
		2/5/2007	$202,500	$405,000	$1,012,500

W. Roy Dunbar	3/1/2007	2/5/2007									21,428	(4)	$106.29	$850,049
	3/1/2007	2/5/2007				3,999	7,997	15,994						$850,001
		2/5/2007	$300,000	$600,000	$1,500,000

(1)	On February 5, 2007, the Compensation Committee approved grants of stock options and PSUs to the specified named executive officers to be made on March 1, 2007. On February 5, 2007, the Compensation Committee also approved a grant of RSUs to be made on March 1, 2007 to Messrs. McWilton and Hanft in recognition of their respective contributions to the Company’s IPO during 2006. On December 5, 2007, the Compensation Committee approved a grant of stock options and RSUs to be made on that date to Ms. Hund-Mejean. The grants of stock options were approved by the Compensation Committee and made in accordance with the Company’s policy for grants of stock options. See “Stock Option Grant Practices” in the Compensation Discussion and Analysis that precedes these tables.
(2)	On February 5, 2007, the Compensation Committee established threshold, target and maximum payouts under the SEAICP for 2007. Actual payout amounts under the SEAICP for 2007 are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. See “Program Elements—Annual Incentive” in the Compensation Discussion and Analysis that precedes these tables.
(3)	Represents an award of PSUs on March 1, 2007. The PSUs vest in full on February 28, 2010. However, for Messrs. Selander and Heuer, who were retirement-eligible on the date of grant, no further service is required to retain the award.
(4)	Represents a grant of stock options having a ten-year term and vesting in 25% increments on each of March 1, 2008, 2009, 2010 and 2011.
(5)	Represents the grant date fair value in accordance with FAS 123R. Assumptions used in the calculation of this amount are included in footnote 16 to the Company’s audited financial statements for the year ended December 31, 2007 included in the Form 10-K. PSUs are reflected at target value.
(6)	Represents a grant of stock options having a ten-year term and vesting in 25% increments on each of December 5, 2008, 2009, 2010 and 2011.
(7)	Represents RSUs granted on December 5, 2007 to Ms. Hund-Mejean. The RSUs vest on November 30, 2010.
(8)	Represents additional RSUs granted on March 1, 2007 to Messrs. McWilton and Hanft, in recognition of their respective contributions to the Company’s IPO during 2006. The RSUs vest on February 28, 2010.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

The following table sets forth certain information with respect to all outstanding option awards and stock awards held by each of our named executive officers at December 31, 2007.

Name (a)	Stock Option Grant Date		Option Awards					Stock Awards
			Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisasble (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)(2) (j)
Robert W. Selander								123,396	(5)	$26,554,819	47,042	$10,123,438
	3/1/2007	(3)	0	63,020	0	$106.29	3/1/2017
	5/25/2006	(4)	48,075	144,225	0	$39.00	5/25/2016

Martina Hund-Mejean								14,995	(7)	$3,226,924	0	$—
	12/5/2007	(6)	0	10,000	0	$200.07	12/5/2017

Chris A. McWilton								36,053	(5)(8)	$7,758,606	9,410	$2,025,032
	3/1/2007	(3)	0	12,604	0	$106.29	3/1/2017
	5/25/2006	(4)	0	17,307	0	$39.00	5/25/2016

Alan J. Heuer								85,432	(5)	$18,384,966	25,404	$5,466,941
	3/1/2007	(3)	0	34,032	0	$106.29	3/1/2017
	5/25/2006	(4)	15,577	46,731	0	$39.00	5/25/2016

Noah J. Hanft								31,009	(5)(8)	$6,673,137	7,998	$1,721,170
	3/1/2007	(3)	0	10,712	0	$106.29	3/1/2017
	5/25/2006	(4)	4,904	14,712	0	$39.00	5/25/2016

W. Roy Dunbar								47,221	(5)	$10,161,959	15,994	$3,441,909
	3/1/2007	(3)	0	21,428	0	$106.29	3/1/2017
	5/25/2006	(4)	9,808	29,424	0	$39.00	5/25/2016

(1)	Value is based on the December 31, 2007 per share closing market price of $215.20 of our Class A Common Stock on the NYSE.
(2)	Represents a number of performance stock units granted March 1, 2007, which vest on February 28, 2010. The Company began accruing the PSU awards in its 2007 financial statements at maximum performance level based on the Company’s assessment of its obligations based on quantitative and qualitative considerations of actual and forecasted results as compared to performance targets for net income and return on equity. The actual number of performance stock units and actual payout value of unearned shares has not been determined and will be determined based on the Company’s performance over the three-year performance period ending December 31, 2009.
(3)	Represents stock options granted during year 2007. The stock options vest in 25% increments on each of March 1, 2008, 2009, 2010 and 2011. See the Grants of Plan-Based Awards in 2007 table for more information on stock options granted during 2007.
(4)	Represents stock options granted during year 2006. The stock options vest in 25% increments on each of May 25, 2007, 2008, 2009 and 2010.
(5)	Represents: (a) RSUs awarded on May 25, 2006 with a 20% premium upon conversion of performance unit awards that had previously been granted under our Executive Incentive Plan, or EIP, for 20% of the 2004-2006 awards which vests on December 31, 2008 and 20% of the 2005-2007 awards which vests on December 31, 2009 and (b) RSUs awarded on May 25, 2006 which vest on January 31, 2010. For Messrs. Selander and Heuer, who are each retirement-eligible, and for Mr. Hanft, who became retirement-eligible after December 31, 2007, no further service is required to retain these awards.
(6)	Represents stock options granted to Ms. Hund-Mejean during year 2007. The stock options vest in 25% increments on each of December 5, 2008, 2009, 2010 and 2011. See the Grants of Plan-Based Awards in 2007 table for more information on stock options granted during 2007.
(7)	Represents RSUs awarded to Ms. Hund-Mejean on December 5, 2007, which vest on November 30, 2010.
(8)	Represents additional RSUs awarded to Messrs. McWilton and Hanft on March 1, 2007, which vest on February 28, 2010.

OPTION EXERCISES AND STOCK VESTED IN 2007

The following table sets forth certain information with respect to stock awards that vested for, and stock options which were exercised by, each of our named executive officers during the year ended December 31, 2007.

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#)(2) (d)	Value Realized on Vesting ($)(3) (e)
Robert W. Selander	0	$—	134,480	$28,776,030

Martina Hund-Mejean	0	$—	0	$—

Chris A. McWilton	5,769	$928,809	22,826	$4,884,307

Alan J. Heuer	0	$—	86,514	$18,512,266

Noah J. Hanft	0	$—	31,782	$6,417,191

W. Roy Dunbar	0	$—	36,923	$7,900,784

(1)	Value Realized on Exercise is calculated as the number of shares acquired upon exercise, multiplied by the difference between the per share market value of the shares on the date of exercise, less the option exercise price paid for the shares.
(2)	Represents the number of RSUs received upon conversion of performance unit awards that had previously been granted under our EIP for the 2003-2005 performance period and RSUs that vested on December 31, 2007 for the 2005-2007 performance period (representing 80% of such award). For Mr. Hanft, also represents 5,129 RSUs that vested on May 25, 2007.
(3)	Value realized upon vesting based on $213.98 per share. For Mr. Hanft, value is also based on $139.205 per share for the vesting of his RSU award on May 25, 2007.

PENSION BENEFITS IN 2007

The Company maintains the MAP and the SERP to provide retirement income to all U.S. employees, including the named executive officers, who were participants in such plans prior to June 30, 2007.

MAP. A participant’s vested notional account balance under the MAP generally may be paid at any time (subject to restrictions imposed by the Internal Revenue Code) following termination of employment with the Company for any reason, regardless of the age of the participant. At the participant’s election, the account balance can be paid as a lump sum or in an annuity form that is approximately the actuarial equivalent of the notional account balance. For additional information on the MAP, please refer to the Compensation and Discussion and Analysis under the heading “Other Benefits”.

SERP. The SERP in effect during 2007 provided that:

•

In the event of a participant’s disability, retirement or termination of employment for any reason other than death, in each case, after attaining age 60 and four years of SERP participation, the SERP pays out a lump sum present value of the net SERP benefit actuarially increased from the date of attainment of age 60 and four years of SERP participation to termination of employment.

•

In the event a participant dies while employed and after attaining age 60 and at least four years of SERP participation, the SERP pays out a lump sum equal to the present value of an immediate net SERP benefit actuarially increased from the date of attainment of age 60 and four years of SERP participation to termination of employment.

The SERP benefit is generally payable six months after a termination of employment. The SERP was amended, effective January 1, 2008, to conform with Section 409A of the Internal Revenue Code and to make certain other changes. For additional information on the SERP, please refer to the Compensation and Discussion and Analysis under the heading “Other Benefits” and to the summary of the MAP and SERP benefits in the section entitled “Potential Payments Upon Termination or Change-in-Control”.

The following table shows the present value of accumulated benefits payable to each of our named executive officers, including the number of years of service credited to such named executive officer, under the MAP and the SERP determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. For the SERP, the pension benefit discount used was 6%. Information regarding the MAP and the SERP can be found in the Compensation Discussion and Analysis under the heading “Other Benefits.”

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($)(1) (d)	Payments During Last Fiscal Year ($) (e)
Robert W. Selander	MAP	13	$333,695	$—
	SERP	8	$2,329,000	$—

Martina Hund-Mejean	MAP	0	$—	$—
	SERP	0	$—	$—

Chris A. McWilton	MAP	5	$62,783	$—
	SERP	3	$222,000	$—

Alan J. Heuer	MAP	13	$437,471	$—
	SERP	8	$1,558,000	$—

Noah J. Hanft	MAP	20	$494,179	$—
	SERP	5	$501,000	$—

W. Roy Dunbar	MAP	3	$41,144	$—
	SERP	2	$166,000	$—

(1)	Includes amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested, except with respect to Mr. Heuer whose amounts have vested. Subject to certain exceptions, the SERP amount for each named executive officer generally vests after four years of participation in the SERP while employed by the Company and upon attainment of age 60.

NONQUALIFIED DEFERRED COMPENSATION IN 2007

The following table shows awards that were deemed deferred by our named executive officers, the aggregate earnings and aggregate withdrawals or distributions during the year ended December 31, 2007, and the aggregate balance at December 31, 2007.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($)(1) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($)(2) (f)
Robert W. Selander	$—	$—	$—	$—	$26,554,819

Martina Hund-Mejean	$—	$—	$—	$—	$—

Chris A. McWilton	$—	$—	$—	$—	$—

Alan J. Heuer	$—	$—	$89,784	$—	$20,341,532

Noah J. Hanft	$—	$—	$—	$—	$—

W. Roy Dunbar	$—	$—	$—	$—	$—

(1)	Represents amount earned on deferred compensation balances under the MasterCard Incorporated Deferral Plan. The amount is reported as compensation in 2007 in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table.
(2)	For Messrs. Selander and Heuer, amounts represent the year-end value of: (a) RSUs granted at the time of the IPO upon conversion of performance unit awards for the performance periods 2004-2006 and 2005-2007 (20% of such RSUs) that had previously been granted under our EIP and (b) other RSUs granted during 2006, all of which were not forfeitable by the named executive officer due to vesting or meeting criteria for eligible retiree status and had not been released to the named executive officer as of December 31, 2007. Also included in the totals for Mr. Heuer is previously deferred compensation amounts (including investment gains) under the MasterCard Incorporated Deferral Plan of $1,956,566.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Employment Agreements and Change-in-Control Agreements

Employment Agreements

The Company is party to an employment agreement with each of the named executive officers, other than Ms. Hund-Mejean, and to date is party only to an employment offer letter with Ms. Hund-Mejean. We have excluded Mr. Dunbar from this discussion as he voluntarily resigned from the Company effective March 15, 2008. The payments which Mr. Dunbar is eligible to receive, as well as the payments Mr. Dunbar would have been eligible to receive if he had resigned on December 31, 2007, are described immediately following the tables below. In addition, Mr. Heuer is expected to retire from the Company at the end of 2008. Mr. Selander’s employment agreement, a form of employment agreement for the other named executive officers and the material terms of Ms. Hund-Mejean’s employment offer letter have been previously filed with the SEC.

Mr. Selander. Under the terms of Mr. Selander’s employment agreement, Mr. Selander’s employment will automatically terminate if he: (1) retires; (2) dies; or (3) becomes disabled. In addition, both he and the Company can terminate the agreement for any reason upon 90 days’ prior written notice. During the employment term, Mr. Selander is eligible to participate in the Company’s plans and arrangements on a level commensurate with his position. The agreement provides that if Mr. Selander’s employment is terminated either by the Company other than for cause or by him for specified reasons, in addition to any earned, but unpaid base salary and vested entitlements under any Company plans, he would be entitled to, subject to his execution of a release of liability in favor of the Company:

•	A pro rata portion of his target bonus;

•	Severance pay in the form of base salary continuation and his average annual incentive bonus, received over the prior three years, for a period of 36 months;

•	Immediate vesting under the SERP;

•	Continued vesting of any long-term incentive awards; and

•	Outplacement assistance.

For terminations by reason of death or disability, Mr. Selander would be entitled to his target annual bonus (pro rated in the case of disability).

Following termination of employment, Mr. Selander would be subject to non-competition and non-solicitation covenants for a minimum period of 12 months, up to 36 months.

On February 28, 2005, the Company entered into an additional agreement with Mr. Selander, which modified his employment agreement. This agreement provides for a retention payment of $10,000,000 payable to Mr. Selander on his termination of employment, provided that he remains employed by the Company in good standing until a date to be established by our Board of Directors that is no earlier than April 9, 2010, but no later than April 9, 2011 (the “Retention Date”), meets specified performance standards and provides requested assistance in identifying his successor and transitioning his responsibilities to such person. Under certain circumstances Mr. Selander may be entitled to a pro rata portion of the retention payment if his employment is terminated prior to the Retention Date. Mr. Selander’s receipt of the retention payment is further conditioned upon his agreement to 36 month post-termination non-compete and non-solicitation covenants, subject to shorter periods if he is terminated for cause or if he resigns as a result of a change in the strategic direction of the Company to which he objects, and his execution of a release of liability in favor of the Company.

Ms. Hund-Mejean. Under the terms of Ms. Hund-Mejean’s employment offer letter with the Company, if her employment is terminated without cause or she terminates her employment for good reason within the first twelve months of her employment, then she will receive severance in accordance with the terms of the MasterCard International Incorporated Severance Plan in effect at the time of such termination, or she will receive two years’ base pay plus two years’ target bonus, whichever is greater. She will receive severance and bonus as described in the previous sentence if she is terminated without cause or she terminates for good reason and such termination occurs either six months prior to or two years after a change in control (as defined in her offer letter). After the first twelve months of her employment, if Ms. Hund-Mejean is terminated without cause or she terminates for good reason, she will receive the greater of: (1) two years base pay plus target bonus prorated for her service in the year of termination or (2) an amount specified in an employment agreement to be provided to her within the first twelve months of her employment. The severance payments would be subject to Ms. Hund-Mejean’s execution of an agreement and release which would include a non-competition agreement. In the event that Mr. Selander leaves the Company, leading to a restructuring of the Company that results in Ms. Hund-Mejean’s termination prior to December 7, 2010, all of Ms. Hund-Mejean’s then-unvested RSUs granted on December 7, 2007 will immediately vest.

Messrs. McWilton, Heuer and Hanft. Under the terms of Messrs. McWilton’s, Heuer’s and Hanft’s agreements, the applicable executive’s employment will automatically terminate if he dies or becomes disabled. In addition, both the executive and the Company can terminate the agreement for any reason upon 90 days’ prior written notice. During the employment term, the executive is eligible to participate in the Company’s plans and arrangements on a level commensurate with his position. The agreement provides that if the executive’s employment is terminated prior to retirement at age 65, either by the Company other than for cause or by the applicable executive for specified reasons, in addition to any earned, but unpaid base salary and vested entitlements under any Company plans, the applicable executive would be entitled to:

•	A pro rata portion of his target bonus;

•

Severance pay in the form of base salary continuation and his average annual incentive bonus, received over the prior two years, for a period of 24 months, subject, in Mr. McWilton’s case, to him being retained on the payroll until retirement for a maximum of four years and paid additional pay in lieu of severance over the period until he is eligible to retire (without any increase in the amount otherwise payable);

•	Under specified circumstances, continued participation in the Company’s health, life insurance and disability plans and Company payment of COBRA premiums;

•	Immediate SERP vesting; and

•

Immediate vesting of any equity awards converted from cash performance unit awards that had been previously granted under the EIP and continued vesting of any other long-term incentive awards with respect to Mr. Heuer.

For terminations by reason of death, disability or retirement, and specified voluntary terminations, the executive (or his estate and/or beneficiary in the case of death) would be entitled to unpaid base salary, vested entitlements under any Company plans and a pro rata portion of his target bonus.

Following termination of employment, the executive would be subject to non-competition and non-solicitation covenants for a minimum period of 12 months, up to the full length of the severance period.

Change-in-Control Agreements

The Company has approved a Change-in-Control Agreement for all of the named executive officers other than Ms. Hund-Mejean (whose offer letter contains a provision relating to change in control, as described above). Under the Change-in-Control Agreement, if an executive officer’s employment is terminated without “cause” or for “good reason” (as defined in the Change-in-Control Agreement) during the six-month period preceding or the two-year period following a “change in control” of the Company, the executive will be entitled to the following:

•

A severance payment equal to two times the average base salary and bonus (three times in the case of the President and Chief Executive Officer), payable over a 24-month period (36 months in the case of the President and Chief Executive Officer), subject, in Mr. McWilton’s case, to him being retained on the payroll until retirement for a maximum of four years and paid additional compensation in lieu of severance until the executive is eligible to retire (without any increase in the amount otherwise payable);

•	For Mr. McWilton, continued coverage under the executive’s individual long-term disability plan for the applicable maximum four-year period discussed above;

•	Continued coverage in the medical, dental and vision care plans for up to 18 months or, for Mr. McWilton, the applicable maximum four-year period discussed above;

•	Outplacement assistance; and

•	An excise tax gross-up for any taxes incurred as a result of Section 4999 of the Internal Revenue Code.

The executive would be subject to a covenant not to compete and not to solicit employees for up to 24 months following termination of employment (36 months in the case of the President and Chief Executive Officer).

Potential Payments

Below are tables showing the potential payments upon termination of employment or a change in control of the Company for each of the named executive officers assuming the event took place on December 31, 2007, the last business day of our 2007 fiscal year, except for Mr. Dunbar. Mr. Dunbar’s post-termination payments for which he is currently eligible as a result of his voluntary resignation from the Company on March 15, 2008, as well as the post-termination payment for which he would have been eligible had he resigned on December 31, 2007, is shown in text immediately following the tables. Following the tables are footnotes that provide additional information with respect to other potential payments and benefits.

The tables reflect the 2007 target payout under the SEAICP for annual incentive award payments. In the tables, the equity awards shown for the named executive officer represent the value of unvested RSUs and stock options that would vest in the event of termination or change in control, as applicable, based on the $215.20 per share closing price of our Class A Common Stock on the NYSE on December 31, 2007. In the event of termination by the Company without cause or by the executive with good reason in connection with a change in control, all unvested RSUs and stock options held by a named executive officer would immediately become vested. If a named executive officer who is retirement-eligible is terminated without cause or terminates his employment for good reason, all unvested RSUs and stock options would vest according to the terms of the award. If a named executive officer who is not retirement-eligible is terminated without cause or terminates his employment for good reason, all unvested RSUs and stock options would not become vested.

In the event of a change in control, the PSUs will continue to vest in accordance with the terms of the grant to the extent the achievement of the relevant performance goals can continue to be measured subsequent to the change in control. To the extent this achievement can no longer be measured, all of the named executive officer’s unvested PSUs will vest in accordance with the terms of the grants on February 28, 2010, conditioned upon the named executive officer’s continued employment with the Company, as of those dates, and will be paid at a target level of performance. In the event that, within six months preceding, or two years following, a change in control, the named executive officer is terminated without cause or with good reason, all of the named executive officer’s then unvested PSUs will vest immediately and be payable at a target level of performance, conditioned upon the named executive officer’s compliance with his or her non-competition and non-solicitation agreement.

Retirement benefits indicated below include values from the MAP and SERP.

MAP. The MAP values represent the vested notional account balance at the time of termination due to death, termination for cause, voluntary termination, termination without cause, termination for good reason and change in control termination. Because the MAP allows a period of disability to be included in the calculation of vesting service, the MAP value shown for disability termination is the MAP balance regardless of current vested status.

SERP. The SERP in effect during 2007 provided that upon a participant’s termination of employment prior to attaining age 60 and at least four years of SERP participation, the participant is not entitled to any benefit under the SERP, unless the participant died while employed or there has been a change in control. (Additionally, the SERP benefit vests upon the participant’s termination without cause or for good reason, if such vesting is provided for in the participant’s employment agreement). Accordingly, in the event a participant dies while employed and prior to attaining age 60 and four years of SERP participation, the SERP pays out a lump sum present value of 75% of a deferred net SERP benefit payable at age 60. In the event a participant’s employment is terminated without cause or the participant resigns for good reason within two years after a change in control, the SERP benefit is fully vested and paid as a lump sum determined in the same manner as in a termination of employment due to death, except that 100% of the net SERP benefit is paid if the change in control occurs before attainment of age 60 and four years of SERP participation.

For additional information on the SERP, please refer to the Compensation and Discussion and Analysis under the heading “Other Benefits” and to the section entitled “Pension Benefits in 2007”.

Benefit	Robert W. Selander
	Death		Disability		For Cause		Voluntary		Without Cause / With Good Reason		Change in Control (CIC)
Cash Severance(1)	$		$		$		$			$10,168,319		$10,168,319

Annual Incentive Award		$1,350,000		$1,350,000	$		$			$1,350,000		$1,350,000

Retention Bonus(2)		$5,384,615		$5,384,615	$		$			$5,384,615		$10,000,000

Unvested Equity(3)
Restricted Stock Units		$26,554,819		$26,554,819	$			$26,554,819		$26,554,819		$26,554,819
Unexercisable Options		$32,275,953		$32,275,953	$			$32,275,953		$32,275,953		$32,275,953
Performance Stock Units		$5,061,719		$10,123,438	$			$10,123,438		$5,061,719		$5,061,719
Total		$63,892,491		$68,954,210	$			$68,954,210		$63,892,491		$63,892,491

Retirement Benefits(4)
SERP		$3,359,250		$4,479,000	$		$			$4,479,000		$7,002,000
MAP		$333,695		$333,695		$333,695		$333,695		$333,695		$333,695
Total		$3,692,945		$4,812,695		$333,695		$333,695		$4,812,695		$7,335,695

Other Benefits(5)
Health & Welfare	$		$		$		$			$9,368		$9,368
Outplacement	$		$		$		$			$35,000		$35,000
Tax Gross-Ups	$		$		$		$		$			$18,203,451
Total	$		$		$		$			$44,368		$18,247,819

Total		$74,320,051		$80,501,520		$333,695		$69,287,905		$85,652,488		$110,994,324

Benefit	Martina Hund-Mejean
	Death		Disability		For Cause		Voluntary		Without Cause / With Good Reason		Change in Control (CIC)
Cash Severance(1)	$		$		$		$			$1,907,926		$1,907,926

Annual Incentive Award		$500,000		$500,000	$		$			$500,000		$500,000

Unvested Equity(3)
Restricted Stock Units		$3,226,924		$3,226,924	$		$			$3,226,924		$3,226,924
Unexercisable Options		$151,300		$151,300	$		$			$151,300		$151,300
Performance Stock Units	$		$		$		$		$		$
Total		$3,378,224		$3,378,224	$		$			$3,378,224		$3,378,224

Retirement Benefits(4)
SERP	$		$		$		$		$		$
MAP	$		$		$		$		$		$
Total	$		$		$		$		$		$

Other Benefits(5)
Health & Welfare	$		$		$		$			$90		$90
Outplacement	$		$		$		$			$35,000		$35,000
Tax Gross-Ups	$		$		$		$		$			$2,054,358
Total	$		$		$		$			$35,090		$2,089,448

Total		$3,878,224		$3,878,224	$		$			$5,821,240		$7,875,598

Benefit	Chris A. McWilton
	Death		Disability		For Cause		Voluntary		Without Cause / With Good Reason		Change in Control (CIC)
Cash Severance(1)	$		$		$		$			$2,671,097		$2,671,097

Annual Incentive Award		$500,000		$500,000	$		$			$500,000		$500,000

Unvested Equity(3)
Restricted Stock Units		$7,758,606		$7,758,606	$		$			$7,758,606		$7,758,606
Unexercisable Options		$4,422,195		$4,422,195	$		$			$4,422,195		$4,422,195
Performance Stock Units		$1,012,516		$2,025,032	$		$			$1,012,516		$1,012,516
Total		$13,193,317		$14,205,833	$		$			$13,193,317		$13,193,317

Retirement Benefits(4)
SERP		$1,242,750		$1,657,000	$		$			$1,657,000		$1,657,000
MAP		$62,783		$62,783		$62,783		$62,783		$62,783		$62,783
Total		$1,305,533		$1,719,783		$62,783		$62,783		$1,719,783		$1,719,783

Other Benefits(5)
Health & Welfare	$		$		$		$			$9,271		$9,271
Outplacement	$		$		$		$			$35,000		$35,000
Tax Gross-Ups	$		$		$		$		$			$4,339,284
Total	$		$		$		$			$44,271		$4,383,555

Total		$14,998,850		$16,425,616		$62,783		$62,783		$18,128,468		$22,467,752

Benefit	Alan J. Heuer
	Death		Disability		For Cause		Voluntary		Without Cause / With Good Reason		Change in Control (CIC)
Cash Severance(1)	$		$		$		$		$		$

Annual Incentive Award		$750,000		$750,000	$		$			$750,000		$750,000

Unvested Equity(3)
Restricted Stock Units		$18,384,966		$18,384,966	$			$18,384,966		$18,384,966		$18,384,966
Unexercisable Options		$11,940,427		$11,940,427	$			$11,940,427		$11,940,427		$11,940,427
Performance Stock Units		$2,733,470		$5,466,941	$			$5,466,941		$2,733,470		$2,733,470
Total		$33,058,863		$35,792,334	$			$35,792,334		$33,058,863		$33,058,863

Retirement Benefits(4)
SERP		$1,558,000		$1,558,000		$1,558,000		$1,558,000		$1,558,000		$1,558,000
MAP		$437,471		$437,471		$437,471		$437,471		$437,471		$437,471
Total		$1,995,471		$1,995,471		$1,995,471		$1,995,471		$1,995,471		$1,995,471

Other Benefits(5)
Health & Welfare	$		$		$		$			$6,099		$6,099
Outplacement	$		$		$		$			$35,000		$35,000
Tax Gross-Ups	$		$		$		$		$		$
Total	$		$		$		$			$41,099		$41,099

Total		$35,804,334		$38,537,805		$1,995,471		$37,787,805		$35,845,433		$35,845,433

Benefit	Noah J. Hanft
	Death		Disability		For Cause		Voluntary		Without Cause / With Good Reason		Change in Control (CIC)
Cash Severance(1)	$		$		$		$			$2,384,908	$2,384,908

Annual Incentive Award		$405,000		$405,000	$		$			$405,000	$405,000

Unvested Equity(3)
Restricted Stock Units		$6,673,137		$6,673,137	$		$			$6,673,137	$6,673,137
Unexercisable Options		$3,758,898		$3,758,898	$		$			$3,758,898	$3,758,898
Performance Stock Units		$860,585		$1,721,170	$		$			$860,585	$860,585
Total		$11,292,620		$12,153,205	$		$			$11,292,620	$11,292,620

Retirement Benefits(4)
SERP		$1,232,250		$1,643,000	$		$			$1,643,000	$1,643,000
MAP		$494,179		$494,179		$494,179		$494,179		$494,179	$494,179
Total		$1,726,429		$2,137,179		$494,179		$494,179		$2,137,179	$2,137,179

Other Benefits(5)
Health & Welfare	$		$		$		$			$8,870	$8,870
Outplacement	$		$		$		$			$35,000	$35,000
Tax Gross-Ups	$		$		$		$		$		$3,426,047
Total	$		$		$		$			$43,870	$3,469,917

Total		$13,424,049		$14,695,384		$494,179		$494,179		$16,263,577	$19,689,624

(1)	For Mr. Selander, the amount would be paid over a 36-month period and is equal to three times the sum of his 2007 base salary and the average of bonuses paid to him for services in 2004, 2005 and 2006. For the other named executive officers (except for Mr. Heuer and Ms. Hund-Mejean), the amount would be paid over a 24-month period and is equal to two times the sum of his 2007 base salary and the average of bonuses paid to him for services in 2005 and 2006. For Mr. Heuer, who has attained the age of 65 and is retirement-eligible, no cash severance payout would be made. For Ms. Hund-Mejean, the amount would be paid over a 24-month period and is equal to two times the sum of her 2007 base salary and two years of her 2008 target bonus. For all named executive officers, cash severance reflects the present value of this calculation using a semi-annual discount rate of 4.61%.
(2)	Mr. Selander is entitled to a $10,000,000 retention payment on termination if he remains employed by the Company in good standing until a date to be established by the Board of Directors that is not earlier than April 9, 2010, but no later than April 9, 2011. For termination of employment due to death, disability, by the Company without cause or by Mr. Selander for good reason, the amount is pro-rated for service from July 1, 2004 through December 31, 2007.
(3)	For the PSUs in the “Change in Control” column, assumes a change in control of the Company in which the Company thereafter is unable to assess the Company’s performance against the specified objectives. Accordingly, consistent with the terms of the PSU awards, the amounts represented in the “Change in Control” column represent target level of performance. For the unvested equity in the “Without Cause / With Good Reason” column, assumes termination occurs within either six months prior to, or two years following, a change in control of the Company. In the event that termination does not occur within either six months prior to, or two years following, a change in control of the Company, the values for the named executive officers who are not retirement-eligible would be zero.
(4)	For Messrs. Selander, McWilton and Hanft, the SERP amounts differ from the amounts indicated in the Pension Benefits table due to modified actuarial assumptions (the 2007 lump sum interest rates for termination due to a change in control event versus the assumed valuation rate and pre-commencement discount rate used in the Pension Benefits table).
(5)

Includes continued health and welfare benefits, namely: health insurance, dental insurance, vision insurance, individual life insurance, and individual disability insurance for 18 months following termination, outplacement assistance and excise tax gross-ups. The excise tax gross-up is applicable only if termination of employment is in connection with a change-in-control and the payout limit under Section 280G of the Internal Revenue Code is exceeded.

Mr. Dunbar’s employment terminated effective March 15, 2008 upon his voluntary resignation from the Company. Mr. Dunbar is eligible to receive at his election a lump sum post-termination payout of his vested MAP balance in the amount of $51,832. Mr. Dunbar would have been eligible to receive at his election a lump sum post-termination payout of his vested MAP balance in the amount of $41,444 had he resigned on December 31, 2007. Mr. Dunbar received no payments with respect to severance, and at the time of his termination, all of Mr. Dunbar’s unvested equity awards were forfeited.

DIRECTOR COMPENSATION

We use cash and stock-based compensation to attract and retain qualified persons to serve on our Board of Directors. We set compensation for non-employee directors in light of the time commitment and prior experience levels we expect of our directors.

Cash Compensation

Directors who are not employees of the Company, other than the Chairman of the Board of Directors, are paid an annual retainer of $70,000. The Chairman of the Board of Directors receives an annual retainer of $105,000. Non-employee directors also receive an annual retainer for serving as a chairperson of a standing committee ($20,000 for the Audit Committee, $10,000 for the Compensation Committee and $10,000 for the Nominating Committee). An annual retainer for committee service is paid to non-employee directors who serve as members (non-chairperson role) on any standing Committee ($10,000 for the Audit Committee, $5,000 for the Committee Compensation and $5,000 for the Nominating Committee). In addition, customary expenses for attending Board and committee meetings are reimbursed. Non-employee directors are also eligible for matching gift contributions of up to $5,000 made in the name of the director to eligible charities.

Stock-Based Compensation

Non-employee directors, other than the Chairman of the Board of Directors, also receive an annual stock grant of $100,000 in the form of deferred stock units and the Chairman of the Board of Directors receives an annual grant of $150,000 in deferred stock units.

2007 DIRECTOR COMPENSATION

The table below summarizes the total compensation of each of our non-employee directors who served as directors during 2007. Generally, non-employee directors are paid twice a year on a prospective basis. The first payment occurs in June, immediately after the annual meeting of stockholders and covers service from June through November. The second payment is made in December and covers service from December of the current year through May of the following year. In the event that a non-employee director is nominated to the Board of Directors at any other point during the year, that director will receive a pro-rated amount of the retainer fee and any committee fees from the time he or she began service on the Board of Directors until the next regularly scheduled payment.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Richard Haythornthwaite(2)	$125,000	$150,103	$—	$—	$—	$—	$275,103
Marc Olivié(3)	$85,000	$100,117	$—	$—	$—	$—	$185,117
Mark Schwartz(4)	$95,000	$100,117	$—	$—	$—	$—	$195,117
David Carlucci(5)	$90,000	$100,117	$—	$—	$—	$—	$190,117
Edward Suning Tian, Bernard S.Y. Fung(6)	$75,000	$100,117	$—	$—	$—	$—	$175,117
Steven Freiberg(7)	$70,000	$100,117	$—	$—	$29,215	$—	$199,332
Nancy Karch(8)	$120,417	$150,125	$—	$—	$—	$—	$270,542
Tan Teong Hean(9)	$77,083	$150,125	$—	$—	$3,591	$—	$230,799
Norman McLuskie(10)	$—	$—	$—	$—	$—	$—	$—
Manoel Ferrão de Amorim(11)	$—	$—	$—	$—	$—	$—	$—

(1)

Represents the amount of compensation cost recognized by the Company in 2007, which is the full grant date fair value in accordance with FAS 123R in connection with all deferred stock unit awards to directors in 2007. The deferred stock units are to be settled in shares of

Class A Common Stock on the fourth anniversary of the grant date. The share price used for conversion was the average of the high and low price for the Class A Common Stock on the New York Stock Exchange on June 7, 2007, the date of the 2007 annual meeting of stockholders, or $143.64 per share. In addition, out-of-cycle grants are made to new members of the Board on a pro-rata basis (as discussed above, the Board compensation cycle is June through May). On January 17, 2007, the date that Nancy Karch and Tan Teong Hean were appointed to the Board, the average of the high and low price for the Class A Common Stock on the NYSE was $108.01 per share.

(2)	Includes (a) an annual retainer of $105,000 for service as Chairman of the Board, (b) an annual retainer of $10,000 for service as Chairman of the Nominating Committee, and (c) $10,000 in fees for service on the Audit Committee paid in 2007. The stock award represents a grant of 1,045 deferred stock units on June 7, 2007. Mr. Haythornthwaite held an aggregate of 4,681 deferred stock units at December 31, 2007.
(3)	Includes (a) an annual retainer of $70,000 for service to the Board, (b) $5,000 for service on the Compensation Committee, and (c) $10,000 for service on the Audit Committee paid in 2007. The stock award represents a grant of 697 deferred stock units on June 7, 2007. Mr. Olivié held an aggregate of 3,262 deferred stock units at December 31, 2007.
(4)	Includes (a) an annual retainer of $70,000 for service to the Board, (b) an annual retainer of $20,000 for service as Chairman of the Audit Committee, and (c) $5,000 for service on the Nominating Committee paid in 2007. The stock award represents a grant of 697 deferred stock units on June 7, 2007. Excludes a loss on deferred compensation with a balance of ($953). Mr. Schwartz held an aggregate of 3,262 deferred stock units at December 31, 2007.
(5)	Includes (a) an annual retainer of $70,000 for service to the Board, (b) an annual retainer of $10,000 for service as Chairman of the Compensation Committee, and (c) $10,000 for service on the Audit Committee paid in 2007. The stock award represents a grant of 697 deferred stock units on June 7, 2007. Mr. Carlucci held an aggregate of 3,262 deferred stock units at December 31, 2007.
(6)	Includes (a) an annual retainer of $70,000 for service to the Board and (b) $5,000 for service on the Compensation Committee (Fung) and Nominating Committee (Tian) paid in 2007. The stock award represents a grant of 697 deferred stock units on June 7, 2007. Messrs. Tian and Fung each held an aggregate of 3,262 deferred stock units at December 31, 2007.
(7)	Includes an annual retainer of $70,000 for service to the Board in 2007. The stock award represents a grant of 697 deferred stock units on June 7, 2007. Mr. Freiberg began deferring compensation as a member of the U.S. region board in 2002. Mr. Freiberg held an aggregate of 2,042 deferred stock units at December 31, 2007.
(8)	Includes (a) an annual retainer of $70,000 for service to the Board and a pro rata retainer based on her January 2007 start date of $29,167, (b) $5,000 for service on the Nominating Committee for 2007 and a pro rata amount of $2,083, and (c) $10,000 in fees for service on the Audit Committee during 2007 and a pro rata amount of $4,167. The stock award represents a grant of 697 deferred stock units on June 7, 2007 and the grant she received on January 18, 2007 of 463 deferred stock units. Ms. Karch held an aggregate of 1,160 deferred stock units at December 31, 2007.
(9)	Includes (a) an annual retainer of $70,000 for service to the Board, (b) $5,000 for service on the Compensation Committee for 2007 and a pro rata amount of $2,083 based on his nomination to the Compensation Committee on January 18, 2007. The stock award represents a grant of 697 deferred stock units on June 7, 2007 and the grant he received on January 18, 2007 of 463 deferred stock units. Mr. Tan began deferring compensation as a member of the Asia/Pacific region board in 2005. Mr. Tan held an aggregate of 1,160 deferred stock units at December 31, 2007.
(10)	Mr. McLuskie ended his service to the Board of Directors effective June 6, 2007. Mr. McLuskie held an aggregate of 2,565 deferred stock units at December 31, 2007.
(11)	Mr. Ferrão de Amorim ended his service to the Board of Directors effective March 26, 2007. Mr. Ferrão de Amorim held an aggregate of 2,565 deferred stock units at December 31, 2007.

EQUITY COMPENSATION PLANS

The table below presents information as of December 31, 2007 for the LTIP and 2006 Non-Employee Director Equity Compensation Plan, both of which have been approved by stockholders. MasterCard does not have any equity compensation plans that have not been approved by stockholders.

Plan category	Number of shares of Class A common stock to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of shares of Class A common stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by stockholders	4,031,821	(1)(2)	$66.922	(3)	7,393,901
Equity compensation plans not approved by stockholders	—		$—		—
Total	4,031,821				7,393,901

(1)

The LTIP authorizes the issuance of stock options, restricted stock, restricted stock units, performance stock units and other stock-based awards and the Non-Employee Director Equity Compensation Plan authorizes the issuance of deferred stock units. Of the total number of shares reflected in this column, (a) 844,967 shares may be issued pursuant to outstanding stock options; (b) 2,542,743 shares may be issued pursuant to outstanding restricted stock units; (c) 613,628 shares may be issued pursuant to outstanding performance stock units (see footnote (2) below); and (d) 30,483 shares may be issued pursuant to outstanding deferred stock units.

(2)	The Company began accruing the performance share units in its fiscal year 2007 financial statements at maximum performance level based on the Company’s assessment of its obligations based on quantitative and qualitative considerations of actual and forecasted results as compared to performance targets for net income and return on equity. The actual number of performance stock units and actual payout value of unearned shares has not been determined and will be determined based on the Company’s performance over the three-year performance period ending December 31, 2009.
(3)	The weighted-average exercise price of outstanding options, warrants and rights exclude the restricted stock units, performance stock units and deferred stock units.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR 2008

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”), 300 Madison Avenue, New York, New York 10017, as the Company’s independent registered public accounting firm to audit the financial statements of MasterCard Incorporated and its subsidiaries for the year ending December 31, 2008. PwC was our independent auditor for the year ended December 31, 2007. The firm is a registered public accounting firm.

A resolution will be presented at the Annual Meeting to ratify PwC’s appointment. If the stockholders do not ratify the appointment of PwC, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee.

A representative of PwC will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CLASS A STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.

AUDITORS SERVICES AND FEES

The Audit Committee and the Company have adopted policies and procedures pertaining to the provision by the Company’s independent registered public accounting firm of any audit or non-audit services. The policies and procedures specifically require Audit Committee pre-approval of all audit and non-audit services. In addition, proposed services of the independent registered public accounting firm materially exceeding any pre-approved project scope, terms and conditions, or cost levels require specific pre-approval by the Audit Committee. The Audit Committee has also delegated power to the Chairman of the Audit Committee to pre-approve in certain circumstances any engagements or changes in engagements by the independent registered public accounting firm for audit or non-audit services. The Company paid no fees to its independent registered public accounting firm in 2007 in connection with engagements that were not pre-approved by the Audit Committee or the Audit Committee Chairman in accordance with the Company’s policies and procedures. To help ensure the independence of the Company’s independent registered public accounting firm, the Company has also adopted policies and procedures relating to, among other things, the engagement of the independent registered public accounting firm and the hiring of employees of the independent registered public accounting firm.

Set forth below are the audit and non-audit fees billed by PwC for fiscal year 2007 and fiscal year 2006.

Audit Fees. The aggregate fees billed to the Company by PwC for the integrated audit of the Company’s annual consolidated financial statements and review of the Company’s quarterly financial statements were $3,956,981 for fiscal year 2007 and $4,862,752 for fiscal year 2006. Audit fees also include Sarbanes-Oxley Section 404 audit procedures and audit services related to the IPO (only with respect to 2006) and associated out-of-pocket expenses.

Audit-Related Fees. The aggregate fees billed to the Company by PwC for assurance and related audit services (but not included in the audit fees set forth above) were $418,597 for fiscal year 2007 and $545,000 for fiscal year 2006. The assurance and related audit services included information technology attestations (e.g. SAS 70), employee benefit plan audits, agreed upon procedures reports (only with respect to 2006), and associated out-of-pocket expenses.

Tax Fees. The aggregate fees billed to the Company by PwC for tax compliance, tax advice and tax planning services were $615,982 for fiscal year 2007 and $703,191 for fiscal year 2006. These tax services principally consisted of tax return preparation and related compliance support services, tax accounting advice, tax planning and other tax related services.

All Other Fees. All other fees billed by PwC were $5,466 for fiscal year 2007 and $7,478 for fiscal year 2006.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors is composed of five directors and operates under a written charter adopted by the Board of Directors. The Audit Committee assists the Board in, among other things, the oversight of: (i) the quality and integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent registered public accounting firm.

Management is responsible for the Company’s internal controls, the financial reporting process and preparation of the consolidated financial statements of the Company. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee further discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended.

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the report and letter of the independent registered public accounting firm provided to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Audit Committee:

Mark Schwartz, Chairman

David R. Carlucci

Richard Haythornthwaite

Nancy J. Karch

Marc Olivié

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

If a stockholder intends to present any proposal for inclusion in the Company’s proxy statement in accordance with Rule 14a-8 under the Exchange Act (“Rule 14a-8”) for consideration at the Company’s 2009 annual meeting of stockholders, the proposal must be received by the Corporate Secretary of the Company no later than December 25, 2008.

To be eligible to submit such a proposal for inclusion in the Company’s proxy materials for use in connection with an annual meeting of stockholders pursuant to Rule 14a-8, a stockholder must be a holder of either: (1) at least $2,000 in market value or (2) 1% of the Company’s securities entitled to be voted on the proposal (the “Voting Stock”), and must have held such shares of Voting Stock for at least one year, and continue to hold those shares of Voting Stock through the date of such annual meeting. In order to be eligible for consideration, the holder must also transmit the proposal, along with: (1) his or her name, (2) address, (3) the number of shares of Voting Stock that he or she holds of record or beneficially, (4) the dates on which the shares of Voting Stock were acquired, (5) documentary support for claims of beneficial ownership of Voting Stock and (6) a written statement that the holder intends to continue to hold the Voting Stock through the date of the annual meeting, in writing, by certified mail—return receipt requested—to the attention of the Secretary at the address set forth above under “Introduction—Solicitation of Proxies.” Such proposal must also meet the other requirements of the rules of the SEC relating to stockholders’ proposals, including Rule 14a-8, including the permissible number and length of proposals, the circumstances in which the Company is permitted to exclude proposals and other matters governed by such rules and regulations.

With respect to business to be brought at an annual meeting of stockholders but not to be included in the proxy statement pursuant to Rule 14a-8, including nominations of persons for election to the Board of Directors, the Company’s by-laws require advance notice. Specifically, pursuant to Article I, Section 12 of the Company’s by-laws, in order for a stockholder to properly bring director nominations and other business before an annual meeting of stockholders, notice of such business, in order to be timely, must be received by the Company not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting, and must contain the information required as set forth in Article I, Section 12 of the Company’s by-laws. In the event that the annual meeting is advanced by more than twenty (20) days or delayed by more than seventy (70) days from the anniversary of the immediately preceding annual meeting, notice by the stockholder, in order to be timely, must be received no earlier than the 120th day prior to the annual meeting and not later than the close of business on either the ninetieth (90 th) day prior to such annual meeting or the tenth (10 th) day following the day on which such notice of the date of the annual meeting was first publicly announced, whichever occurs first. If a stockholder’s nomination or proposal is not in compliance with the procedures set forth in the Company’s by-laws, the Company may disregard such nomination or proposal.

As a result, if the Company’s annual meeting of stockholders for 2009 is not advanced by more than twenty (20) days or delayed by more than (70) days from the anniversary date of the Annual Meeting, then notice of a stockholder nomination for candidates for the Board of Directors or any other stockholder proposal (other than proposals to be included in the proxy statement pursuant to Rule 14a-8), to be considered at the 2009 Annual Meeting, must be received by the Company between February 3, 2009 and March 5, 2009 and must comply with the requirements of the Company’s by-laws.

A proxy granted by a Voting Stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above by-law notice provisions, subject to applicable rules of the SEC. If a proponent of a proposal proposed outside of Rule 14a-8 fails to comply with the advance notice procedures described in the by-laws, then the company will be permitted to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

Copies of our by-laws are available through the Company’s website at http://www.mastercard.com, or may be obtained from the Corporate Secretary.

OTHER MATTERS

Management does not know of any business to be transacted at the Annual Meeting other than as indicated herein. Should any such matter properly come before the Annual Meeting for a vote, the persons designated as proxies will vote thereon in accordance with their best judgment.

You are urged to promptly sign, date and return the enclosed proxy card in the accompanying postage-paid envelope or authorize the individuals named on your proxy card to vote your interests by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card.

By Order of the Board of Directors

Noah J. Hanft

Corporate Secretary

Purchase, New York

April 24, 2008

2008 ANNUAL MEETING OF STOCKHOLDERS

MASTERCARD INCORPORATED

June 3, 2008

10:00 A.M.

YOUR VOTE IS VERY IMPORTANT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 2008

The Proxy Statement for the 2008 Annual Meeting of the Stockholders for MasterCard Incorporated, the 2007 Annual Report of MasterCard Incorporated and the Annual Report on Form 10-K of MasterCard Incorporated for the year ended December 31, 2007 are available at www.edocumentview.com/ma.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

MASTERCARD INCORPORATED THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS for the 2008 Annual Meeting of Stockholders on June 3, 2008

P R O X Y	The undersigned hereby constitute(s) and appoint(s) Robert W. Selander, Martina Hund-Mejean and Noah J. Hanft, and each or any of them, attorneys and proxies of the undersigned, with full power of substitution of each, and with all the powers the undersigned would possess if personally present, to appear and vote all shares of Class A Common Stock of MasterCard Incorporated that the undersigned is entitled to vote at the 2008 Annual Meeting of Stockholders of MasterCard Incorporated to be held on June 3, 2008, and at any adjournment thereof, upon the matters referred to in the Notice of 2008 Annual Meeting of Stockholders and Proxy Statement for said meeting and in their discretion upon such other business as may properly come before the meeting or any adjournment. The undersigned hereby revokes any proxies heretofore given and ratifies and confirms all that each of said attorneys and proxies, or any substitute or substitutes, shall lawfully do or cause to be done by reason thereof, upon the matters referred to in the Notice of 2008 Annual Meeting of Stockholders and Proxy Statement for said meeting.

This proxy when properly executed will be voted in the manner directed, or if no choice is specified, “FOR” each of the proposals listed on the reverse side. Discretionary authority is hereby conferred as to all other matters that may come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.

SEE REVERSE SIDE

2008 ANNUAL MEETING OF STOCKHOLDERS OF MASTERCARD INCORPORATED June 3, 2008 at 10:00 a.m. At Our Headquarters 2000 Purchase Street Purchase, New York

INSTRUCTIONS FOR SUBMITTING YOUR PROXY

THERE ARE THREE WAYS TO SUBMIT YOUR PROXY

TELEPHONE PROXY

This method of submitting a proxy is available for stockholders located in the U.S. and Canada.

Your telephone proxy authorizes the named proxies on the proxy card to vote in the same manner as if you had returned your proxy card. On a touch tone telephone, call TOLL FREE 1-800-849-5629. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your proxy card ready, then follow the prerecorded instructions. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern time on June 2, 2008.

INTERNET PROXY

Pursuant to Section 212(c) of the Delaware General Corporation Law, stockholders may validly grant proxies over the Internet. Your Internet proxy authorizes the named proxies on the proxy card to vote your shares in the same manner as if you had returned your proxy card.

Visit the Internet voting Website at http://proxy.georgeson.com. Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern time on June 2, 2008.

SUBMITTING A PROXY BY MAIL Simply mark, sign and date your proxy card and return it in the reply envelope enclosed.

COMPANY NUMBER	CONTROL NUMBER

If you are voting by telephone or the Internet, please do not mail your proxy card.
TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE.
☒	Please mark votes as in this example.

This proxy, when properly executed, will be voted in the manner directed below. If no direction is provided, this proxy will be voted “FOR” the proposals.

MasterCard Incorporated’s Board of Directors recommends a vote “FOR” each of the proposals listed below.

1. Election of Class A Directors (Class II) to serve on the Board of Directors:	FOR ALL NOMINEES	WITHHOLD FROM ALL NOMINEES

Nominees:	☐	☐

(01) Bernard S.Y. Fung

(02) Marc Olivié

(03) Mark Schwartz

2. Ratification of the Appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for the Company for 2008	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐

FOR ALL NOMINEES EXCEPT AS NOTED

Authorized Signature

Date

Type or Print Name of Person Signing

Type or Print Title of Person Signing

2008 ANNUAL MEETING OF STOCKHOLDERS

MASTERCARD INCORPORATED

June 3, 2008

10:00 A.M.

YOUR VOTE IS VERY IMPORTANT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 2008

The Proxy Statement for the 2008 Annual Meeting of the Stockholders for MasterCard Incorporated, the 2007 Annual Report of MasterCard Incorporated and the Annual Report on Form 10-K of MasterCard Incorporated for the year ended December 31, 2007 are available at www.edocumentview.com/ma.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

MASTERCARD INCORPORATED CLASS M PROXY CARD THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS for the 2008 Annual Meeting of Stockholders on June 3, 2008

P R O X Y	The undersigned hereby constitute(s) and appoint(s) Robert W. Selander, Martina Hund-Mejean and Noah J. Hanft, and each or any of them, attorneys and proxies of the undersigned, with full power of substitution of each, and with all the powers the undersigned would possess if personally present, to appear and vote the number of votes to which its Class M Common Stock of MasterCard Incorporated is entitled to vote at the 2008 Annual Meeting of Stockholders of MasterCard Incorporated to be held on June 3, 2008, and at any adjournment thereof, upon the matters referred to in the Notice of 2008 Annual Meeting of Stockholders and Proxy Statement for said meeting and in their discretion upon such other business as may properly come before the meeting or any adjournment. The undersigned hereby revokes any proxies heretofore given and ratifies and confirms all that each of said attorneys and proxies, or any substitute or substitutes, shall lawfully do or cause to be done by reason thereof, upon the matters referred to in the Notice of 2008 Annual Meeting of Stockholders and Proxy Statement for said meeting.

This proxy when properly executed will be voted in the manner directed, or if no choice is specified, “FOR” the nominees listed on the reverse side. Discretionary authority is hereby conferred as to all other matters that may come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES.

SEE REVERSE SIDE

2008 ANNUAL MEETING OF STOCKHOLDERS OF MASTERCARD INCORPORATED June 3, 2008 at 10:00 a.m. At Our Headquarters 2000 Purchase Street Purchase, New York

INSTRUCTIONS FOR SUBMITTING YOUR PROXY

THERE ARE THREE WAYS TO SUBMIT YOUR PROXY

TELEPHONE PROXY

This method of submitting a proxy is available for stockholders located in the U.S. and Canada.

Your telephone proxy authorizes the named proxies on the proxy card to vote in the same manner as if you had returned your proxy card. On a touch tone telephone, call TOLL FREE 1-800-928-0380. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your proxy card ready, then follow the prerecorded instructions. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern time on June 2, 2008.

INTERNET PROXY

Pursuant to Section 212(c) of the Delaware General Corporation Law, stockholders may validly grant proxies over the Internet. Your Internet proxy authorizes the named proxies on the proxy card to vote your shares in the same manner as if you had returned your proxy card.

Visit the Internet voting Website at http://proxy.georgeson.com. Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern time on June 2, 2008.

SUBMITTING A PROXY BY MAIL Simply mark, sign and date your proxy card and return it in the reply envelope enclosed.

COMPANY NUMBER	CONTROL NUMBER

If you are voting by telephone or the Internet, please do not mail your proxy card.
TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE.
☒	Please mark votes as in this example.

This proxy, when properly executed, will be voted in the manner directed below. If no direction is provided, this proxy will be voted “FOR” the nominees.

MasterCard Incorporated’s Board of Directors recommends a vote “FOR” the nominees listed below.

1. Election of European Board Directors to serve on the European Board: Nominees:		FOR ALL NOMINEES	WITHHOLD FROM ALL NOMINEES
(1) Silvio Barzi (2) Mark Buitenhek	(9) Michel Lucas (10) Agustín Márquez Dorsch	☐	☐
(3) Jean-Marie Carli (4) Iain Clink (5) Brendan Alistair Cook (6) Sandor Csanyi (7) Carlo Enrico (8) Bernd M. Fieseler	(11) Tito Nocentini (12) Javier Perez (13) Robert Selander (14) Mehmet Sezgin (15) Ramon Tellaeche (16) Synnöve Trygg	☐
FOR ALL NOMINEES EXCEPT AS NOTED

Set forth below are the number of votes entitled to be cast at the Annual Meeting for the election of European Board Directors.

Votes entitled to be cast
Principal ICA Number(s)
Authorized Signature
Date
Type or Print Name of Person Signing
Type or Print Title of Person Signing